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                                                                   EXHIBIT 10.36

                                  OFFICE LEASE

                                 BY AND BETWEEN

                             KOLL BREN FUND VI, L.P.

                                  ("LANDLORD")

                                       AND

                         TANDY BRANDS ACCESSORIES, INC.

                                   ("TENANT")

                                   DATED AS OF

                                JANUARY 31, 2004

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                                TABLE OF CONTENTS

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                                                                               PAGE
LEASE OF PREMISES.......................................................         1
BASIC LEASE PROVISIONS..................................................         1
STANDARD LEASE PROVISIONS...............................................         3
1.      TERM............................................................         3
2.      BASIC ANNUAL RENT AND SECURITY DEPOSIT..........................         3
3.      ADDITIONAL RENT.................................................         4
4.      IMPROVEMENTS AND ALTERATIONS....................................         8
5.      REPAIRS.........................................................         9
6.      USE OF PREMISES.................................................        10
7.      UTILITIES AND SERVICES..........................................        12
8.      NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE........        13
9.      FIRE OR CASUALTY................................................        15
10.     EMINENT DOMAIN..................................................        16
11.     ASSIGNMENT AND SUBLETTING.......................................        16
12.     DEFAULT.........................................................        18
13.     ACCESS; CONSTRUCTION............................................        21
14.     BANKRUPTCY......................................................        22
15.     N/A.............................................................        23
16.     SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES................        23
17.     SALE BY LANDLORD; TENANT'S REMEDIES; NONRECOURSE LIABILITY......        24
18.     PARKING; COMMON AREAS...........................................        24
19.     MISCELLANEOUS...................................................        25

                                LIST OF EXHIBITS

Exhibit A-l       Floor Plan(s)
Exhibit A-2       Legal Description of the Project
Exhibit A-3       N/A
Exhibit B         Work Letter
Schedule One      Description of Plans
Exhibit C         Utilities and Services
Exhibit D         Building Rules and Regulations
Schedule One      Schedule of Permitted Uses
Exhibit E         Form Estoppel Certificate
Exhibit F         Tenant's Initial Certificate
Exhibit G         ADA and TABA
Exhibit H         Description of Released Space
Exhibit I         SNDA
Exhibit J         Parking Spaces
Addendum One      Two Renewal Options at Market
Addendum Two      Expansion Option
Schedule Two      Description of Expansion Space
Addendum Three    Generator Provisions
Schedule Three    Generator Location
Schedule Four     Generator Plans
Addendum Four     Additional TI Allowance

                                      -i-
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                                  OFFICE LEASE

         THIS OFFICE LEASE is made between KOLL BREN FUND VI, L.P., a Delaware limited partnership ("Landlord"), and the Tenant described in Item 1 of the Basic Lease Provisions.

                                LEASE OF PREMISES

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the "Premises") described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located on that certain land (the "Land") more particularly described on Exhibit A-2 attached hereto, which is also improved with landscaping, parking facilities and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the "Project").

                             BASIC LEASE PROVISIONS

1.    TENANT:                         TANDY BRANDS ACCESSORIES, INC.,
                                      a Delaware corporation ("Tenant")

2.    BUILDING:                       Enterprise Centre
                                      690 East Lamar Avenue
                                      Arlington, Texas 76011

3.    DESCRIPTION OF PREMISES:        Suite(s): 115, and 120 (collectively, Suite 115,
                                      and Suite 120 will be known as "First Floor
                                      Suites"), 200, 300, 350, 360 ("Suite 360"),
                                      subject,  however,  to  Paragraphs  19(z)  and
                                      19(aa).

      RENTABLE AREA:                  42,726 square feet (See Paragraph 19(bb))

4.    TENANT'S PROPORTIONATE          47.5966% (42,726 rsf / 89,767 rsf)
      SHARE OF OPERATING COSTS:
      (See Paragraph 3)

5.    BASIC ANNUAL RENT:              (See Paragraph 2)

      Months 1 to 7, inclusive:
      Monthly Installment:            $0.00 (Basic Annual Rent is abated for the Premises)

      Months 8 to 19, inclusive:
      Monthly Installment:            $ 53,407.50 ($15.00/square foot of Rentable Area/annum)
      Annualized:                     $640,890.00

      Months 20 to 31, inclusive:
      Monthly Installment:            $ 55,187.75 ($15.50/square foot of Rentable
      Annualized:                     Area/annum) $662,253.00

      Months 32 to 43, inclusive:
      Monthly Installment:            $ 56,968.00 ($16.00/square foot of Rentable
      Annualized:                     Area/annum) $683,616.00

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
      Months 44 to 55, inclusive:
      Monthly Installment:            $ 60,528.50 ($17.00/square foot of Rentable Area/annum)
      Annualized:                     $726,342.00

      Months 56 to 67, inclusive:
      Monthly Installment:            $ 62,308.75 ($ 17.50/square foot of Rentable Area/annum)
      Annualized:                     $747,705.00

6.    INSTALLMENT PAYABLE
      UPON EXECUTION:                 $ 53,407.50 (To be applied to the monthly installment of
                                      Basic Annual Rent for Month 8 of the Initial Term)

7.    SECURITY DEPOSIT
      PAYABLE UPON EXECUTION:         N/A

8.    BASE YEAR FOR OPERATING COSTS:  2004 (See Paragraph 3)

9.    INITIAL TERM:                   Sixty-seven (67) months, commencing on the Commencement
                                      Date and ending on the day immediately preceding the sixty-
                                      seventh (67th) month anniversary of the Commencement Date
                                      (See Paragraph 1)

10.   COMMENCEMENT DATE:              Date of this Lease

11.   TERMINATION DATE:               The date immediately preceding the sixty-seventh (67th) month anniversary of the Date of this Lease

12.   BROKER(s) (See Paragraph 19(k)):

      (a)   Landlord's Broker:        Transwestern Commercial Services
                                      5001 Spring Valley Road, Suite 600W
                                      Dallas, Texas 75244

      (b)   Tenant's Broker:          Jackson & Cooksey, Ltd.
                                      12750 Merit Drive, Suite 1310
                                      Dallas, Texas 75251

13.   NUMBER OF PARKING SPACES:       During the Lease Term, Tenant shall have the right to use four
                                      (4) parking spaces for every 1,000 square feet of Rentable
                                      Area in the Premises (15 of which shall be reserved spaces which shall be located as set forth on Exhibit J attached hereto). As of the
                                      Effective Date, Tenant shall have one hundred seventy (170) parking spaces of which there will be (i) fifteen (15) reserved parking spaces at no additional cost to Tenant during the Initial Term of the Lease, and (ii) one hundred fifty-five (155) unreserved, uncovered parking spaces at no additional cost to Tenant during the Initial
                                      Term of the Lease (See Paragraph 18)

14.   ADDRESSES FOR NOTICES:

      TO:   TENANT:                   TO:    LANDLORD:

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
      PRIOR TO OCCUPANCY OF THE PREMISES:   PROJECT MANAGEMENT OFFICE:

      Tandy Brands Accessories, Inc.        Project Management Office
      690 East Lamar Avenue, Suite 200      c/o Transwestern Commercial Services
      Arlington, Texas 76011                14180 Dallas Parkway, Suite 305
      Attn: Stan Ninemire                   Dallas, Texas 75254
                                            Attn: Property Manager

      AFTER OCCUPANCY OF THE PREMISES:      WITH A COPY TO:

      Tandy Brands Accessories, Inc.        Koll Bren Schreiber Realty Advisors, Inc.
      690 East Lamar Avenue, Suite 200      4343 Von Karman
      Arlington, Texas 76011                Newport Beach, California 92660
      Attn: Stan Ninemire                   Attn: Walter C. Foster, Senior Vice President

15.   PLACE OF PAYMENT:                     All payments payable under this Lease shall be sent to
                                            Landlord at the Project Management Office at the address
                                            specified in Item 14 or to such other address as Landlord may designate in writing.

16.   GUARANTOR:                            N/A

17.   EFFECTIVE DATE:                       See cover page

18.   LANDLORD'S CONSTRUCTION
      ALLOWANCE:                            Up to $518,000 ($ 12.12 per square foot of Rentable Area)
                                            (See Exhibit B)

19.   THE "STATE" IS THE STATE OF TEXAS.

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the "Standard Lease Provisions") (consisting of Paragraphs 1 through 19 which follow) and Exhibits A-1 through A-3 and Exhibits B through Exhibit H, and the following Addenda:
Addendum One - Two Renewal Options at Market, Addendum Two - Expansion Option, Addendum Three - Generator Provisions, and Addendum Four - Additional TI Allowance, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

                            STANDARD LEASE PROVISIONS

1.       TERM

         (a) The Initial Term of this Lease and the Rent (defined below) shall commence on the Date of this Lease (the "Commencement Date"). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions. As used herein, "Lease Term" shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease.

         (b) The Premises (inclusive of the First Floor Suites but exclusive of Suite 360) will be delivered to Tenant on the Date of this Lease.

2.       BASIC ANNUAL RENT AND SECURITY DEPOSIT

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         (a)      Tenant agrees to pay during each Lease Year (defined below) of the Lease Term as Basic Annual Rent (" Basic Annual Rent") for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions. For purposes of this Lease, a "Lease Year" shall be each twelve (12) calendar month period commencing on the Commencement Date (or anniversary thereof).

         (b) Except as expressly provided to the contrary herein, Basic Annual Rent shall be payable in equal consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term. The first full monthly installment of Basic Annual Rent shall be payable upon Tenant's execution of this Lease. Except as otherwise expressly provided herein or by law, the obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Basic Annual Rent, in the same manner as if delivery had occurred on the Commencement Date.

         (c)      N/A

         (d) The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions. Landlord and Tenant acknowledge and agree that the Rentable Area of the Premises set forth in Item 3 of the Basic Lease Provisions is 42,726 square feet, which constitutes the square footage of the Premises, effective on and as of the date of Substantial Completion of that portion of the Tenant Improvements affecting Suite 360, and includes Suite 360 (which contains 1,781 square feet of Rentable Area) but excludes of Suite 115 (which contains 1,446 square feet of Rentable Area) and Suite 120 (which contains 587 square feet of Rentable Area).

3.       ADDITIONAL RENT

         (a) If Operating Costs (defined below) for the Project for any calendar year during the Lease Term exceed Base Operating Costs (defined below), Tenant shall pay to Landlord as additional rent ("Additional Rent") an amount equal to Tenant's Proportionate Share (defined below) of such excess.

         (b) "Tenant's Proportionate Share" is, subject to the provisions of Paragraph 18, Paragraph 2(c) and Paragraph 19(bb), the percentage number described in Item 4 of the Basic Lease Provisions. Tenant's Proportionate Share represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Project, as reasonably determined by Landlord pursuant to Paragraph 18.

         (c) "Base Operating Costs" means all Operating Costs incurred or payable by Landlord during the calendar year specified as Tenant's Base Year in
Item 8 of the Basic Lease Provisions.

         (d) "Operating Costs" means all reasonable costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Building and the Project during or allocable to the Lease Term, including without limitation, the following:

                  (i) All real property taxes, license fees, excises, levies, charges, assessments, both general and special assessments, provided that the portion of taxes allocable to special assessments shall be prorated and amortized in accordance with generally accepted accounting principles, Landlord must elect the longest installment method of payment, and only the amortized portion thereof may be passed through in any year, or impositions and other similar governmental ad valorem or other charges levied on or attributable to the Project or its ownership or operation, and all taxes, charges, assessments or similar impositions imposed in lieu of the same (collectively, "Real Estate Taxes"). Real Estate Taxes shall also include all taxes, assessments, license fees, excises, levies, charges or similar impositions imposed by any governmental agency, district, authority or political subdivision (A) on any interest of Landlord, any mortgagee of Landlord or any interest of Tenant in the Project, the Premises, or on the occupancy or use of space in the Project or the Premises; (B) for the provision of amenities, services or rights of use, whether or not exclusive, public, quasi-public or otherwise made available on a shared use basis, including amenities, services or rights of use such as fire protection, police protection, street, sidewalk, lighting, sewer or road maintenance, refuse removal or janitorial services or for any other service, without regard to whether such services were formerly provided by governmental or quasi-governmental agencies to property owners or occupants at no cost or at minimal cost; and (C) related to any transportation plan, fund or system instituted within the geographic area of the Project or otherwise applicable to the Premises, the Project or any portion thereof. Real Estate Taxes shall not include any estate, inheritance, successor, transfer, gift, franchise, corporation, income or profit tax imposed by the State or federal government on Landlord unless such income, franchise, transfer or profit taxes are in substitution for any Real Estate Taxes payable hereunder; and

                  (ii) The cost of utilities (including taxes and other charges incurred in connection therewith) provided to the Premises, the Building or the Project, fuel, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk coverage insurance for up to the full replacement cost of the Project and such other insurance as is customarily carried by operators of other similar class office buildings in the city in which the Project is located, to the extent carried by Landlord in its reasonable discretion, and the deductible portion of any insured loss otherwise covered by such insurance); the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all on-site employees at or below the grade of Building manager (including independent contractors) who perform services directly connected with the operation, maintenance, repair or replacement of the Project provided, that costs associated with such on-site employees and independent contractors shall be reasonably allocated to any other projects for which they perform services; personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Project; such reasonable auditors' fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project; reasonable costs incurred for management of the Project, provided, that management fees shall not exceed three percent (3%) of gross rentals during the Lease Term; the maintenance of any easements benefiting the Project, whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Project; license, permit and inspection fees; all costs and expenses required by any governmental or quasi-governmental authority or by applicable law, for any reason, including capital improvements, whether capitalized or not, and the cost of any capital improvements made to the Project by Landlord that improve life-safety systems or reduce operating expenses (such costs to be amortized over the lesser of (i) fifteen (15) years or (ii) the useful life of such capital improvement); the cost of air conditioning, heating, ventilating, plumbing, elevator maintenance, and repair (to include the replacement of components) and other mechanical and electrical systems repair and maintenance; sign maintenance; and Common Areas (defined below) repair, operation and maintenance; and the cost of providing security services, if any, deemed reasonably appropriate by Landlord.

                  The following items shall be excluded from Operating Costs:

                           (A) leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Project for tenants or prospective tenants of the Project;

                           (B) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants, Tenant or vacant space or space in the Building which would normally be occupied by tenants;

                           (C) Landlord's costs of any services sold to tenants or Tenant for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Basic Annual Rent and Operating Costs payable under the lease with such tenant or Tenant or other occupant;

                           (D) any depreciation or amortization of the Project except as expressly permitted herein;

                           (E) costs incurred due to a violation of Law (defined below) by Landlord relating to the Project;

                           (F) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

                           (G) all items and services for which Tenant or other tenants reimburse Landlord outside of Operating Costs;

                           (H) repairs or other work under Paragraph 10 of this Lease paid for through condemnation proceeds;

                           (I) repairs resulting from any defect in the original design or construction of the Project;

                           (J) Costs of repairs, replacements, or other work occasioned by fire, windstorm or other casualty (except any deductible, not to exceed $50,000, Landlord is required to pay with respect to any of the foregoing shall be included in Operating Costs);

                           (K) Leasing commissions and attorneys' fees incurred in connection with negotiations or disputes with tenants of the Building;

                           (L) Landlord's costs of electricity and other services sold or provided to tenants in the Building and for which Landlord is reimbursed by such tenants or Tenant as a separate additional charge and above the base rent or additional rent payments payable under the lease with such tenant or Tenant;

                           (M) All items and services for which Tenant or any other tenant reimburses Landlord for or with respect to which Landlord provides without reimbursement selectively to one or more tenants or occupants of the Project other than Tenant as a separate additional charge and above the base rent or additional rent payments payable under the lease with such tenant or occupants;

                           (N) Costs (limited to adjudicated penalties or fines and associated legal expenses) incurred due to violation by Landlord of the terms and conditions of any lease or rental arrangement covering space in the Building;

                           (0) Payment of principal and/or interest on debt or amortization payments of any mortgage or mortgages executed by Landlord covering the Building (or any portion thereof), and rental payments under any ground or underlying lease or leases;

                           (P) Landlord's general corporate overhead and all general administrative overhead expenses for services not specifically performed for the Building, except to the extent same result in a reduction of Operating Costs with respect to the Building;

                           (Q) Advertising and promotional expenditures except for (i) the Building directory and interior signs identifying retail use tenants and signage for various equipment room and common areas, and (ii) costs of signs in, on, or outside the Building identifying the owner or any tenant of the Building;

                           (R) Penalties and interest due to a violation of law by Landlord relating to the Building (but this provision does not relieve Tenant of liability for penalties or interest incurred due to violations of Law by Tenant);

                           (S) Salaries or other compensation paid to employees of Landlord above the grade of asset manager, and the salary and compensation of the asset manager shall be prorated over the portfolio of buildings in the greater Dallas Metropolitan area being managed by an asset manager;

                           (T) The costs incurred in connection with correcting defects in the initial construction of the Building (except the conditions resulting from ordinary wear and tear and use shall not be deemed defects for purposes of this category) to the extent that such defects are covered by a warranty and occur during the six (6) months prior to the given year in which the Operating Cost is being charged; and

                           (U) Interest and penalties due to late payments of taxes and utility bills so long as such penalties or interest do not result from Tenant's breach of this Lease or Tenant's failure to make timely payment of any sum due under this Lease.

         (e)      Operating Costs for any calendar year (including the Base
Year) during which actual occupancy of the Project is less than ninety-five percent (95%) of the Rentable Area of the Project shall be appropriately adjusted to reflect ninety-five percent (95%) occupancy of the existing Rentable Area of the Project during such period. In determining Operating Costs, if any services or utilities are separately charged to tenants of the Project or others, Operating Costs shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Project operating hours. Operating Costs for the Base Year (as defined in Item 8 of the Basic Lease Provisions) shall not include Operating Costs attributable to temporary market-wide labor-rate increases and/or utility rate increases due to extraordinary circumstances, including, but not limited to Force Majeure, conservation surcharges, boycotts, embargoes, or other shortages. In no event shall the components of Operating Costs for any calendar year related to electrical costs be less than the components of Operating Costs related to electrical costs in the Base Year. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis reasonably determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3.

         (f) Prior to the commencement of each calendar year of the Lease Term following the Commencement Date, Landlord shall have the right to give to Tenant a written estimate of Tenant's Proportionate Share of the projected excess, if any, of the Operating Costs for the Project for the ensuing year over the Base Operating Costs. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month. Within a reasonable period after the end of each calendar year, Landlord shall furnish Tenant a statement indicating in reasonable detail the excess of Operating Costs over Base Operating Costs (or vice versa) for such period and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant's estimated payments to Tenant's actual share of such excess as indicated by such annual statement. Any amount due Tenant shall be promptly credited against installments next becoming due under this Paragraph 3(f) or refunded to Tenant, if requested by Tenant. If Landlord fails to deliver to Tenant a statement showing the variance between Operating Costs and Base Operating Costs within one hundred eighty (180) days after the last day of a calendar year, Tenant shall have no further obligation to pay any additional amount in respect of the previous year.

         (g) Except as otherwise provided in Section 3(d)(i), all capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent to be allocated to monthly Operating Costs.

         (h)      Tenant shall pay before delinquency, all taxes and assessments
(i) levied against any personal property or trade fixtures of Tenant in or about the Premises and (ii) levied against Tenant based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises. If any such taxes or assessments are levied against Landlord or Landlord's property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value.

         (i) Except as set forth in the last sentence of Paragraph 3(f) above, any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraphs 3, or (ii) computing or billing Tenant's Proportionate Share of excess Operating Costs shall not constitute a waiver of its right to require Tenant to pay Tenant's Proportionate Share of Operating Costs in excess of Base Operating Costs, or in any way impair, the continuing obligations of Tenant under this Paragraph 3. In the event of any dispute as to any Additional Rent due under this Paragraph 3. an officer of Tenant or Tenant's certified public accountant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office. If after such inspection, Tenant still disputes such Additional Rent, upon Tenant's written request therefor, a certification as to the proper amount of Operating Costs and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. The mutually agreed independent certified public accountant shall certify the proper amount of Tenant's Proportionate Share of Operating Costs due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord's initial calculation of Operating Costs to which Tenant is now objecting. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant's Proportionate Share of Operating Costs for the period in question, then Landlord shall credit such excess to Tenant's next payment of Operating Costs or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenant's Proportionate Share of Operating Costs, Tenant shall promptly pay such additional Operating Costs to Landlord. Tenant agrees to pay the reasonable cost of such certification and the investigation with respect thereto unless it is determined that Landlord's original statement was in error in Landlord's favor by more than three percent (3%). Tenant waives the right to dispute any matter relating to the calculation of Operating Costs or Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one (1) year after delivery to Tenant of the original billing statement with respect thereto.

         (j) Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of excess Operating Costs for the year in which this Lease terminates, Tenant shall pay any increase due over the estimated Operating Costs paid within ten (10) days after Tenant receives written notice and detailed support thereof, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord.

         (k) Tenant shall not be obligated to pay for Controllable Operating Costs in any year following the Base Year to the extent they have increased by more than six percent (6%) over the actual Controllable Operating Expenses from the preceding calendar year which were payable by Tenant to Landlord, taking into account the cap. For purposes of this Lease, Controllable Operating Costs shall mean all Operating Costs except for Taxes, insurance premiums and utility costs and all costs and expenses for security for the Building and the Project. Controllable Operating Costs shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Operating Costs shall be determined on Operating Costs as they have been adjusted for vacancy or usage pursuant to the terms of the Lease.

         (1) The Basic Annual Rent, as adjusted pursuant to Paragraphs 2, 3, and 7, and other amounts required to be paid by Tenant to Landlord hereunder, are sometimes collectively referred to as, and shall constitute, "Rent".

4.       IMPROVEMENTS AND ALTERATIONS

         (a) Landlord's sole initial construction obligation under this Lease is set forth in the Work Letter attached hereto as Exhibit B.

         (b) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Alterations") shall be subject to Landlord's prior written consent, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing to the contrary, Tenant shall not make (i) any structural alterations, improvements or additions to the Premises, or (ii) any alterations, improvements or additions to the Premises which (a) will adversely impact the Building's mechanical, electrical or heating, ventilation or air conditioning systems, or (b) will adversely impact the structure of the Building, or (c) are visible from the exterior of the Premises, or (d) which will result in the penetration or puncturing of the roof or floor, without, in each case, first obtaining Landlord's prior written consent or approval to such Alterations (which consent or approval shall be in the Landlord's sole and absolute discretion). Notwithstanding anything herein to the contrary, Tenant, may, without Landlord's prior consent, but with prior written notice to Landlord and provided that Tenant complies with all Building rules and regulations affecting Alterations promulgated in accordance with Section 19(t), install cosmetic, non-structural alterations to the interior of the Premises costing $25,000.00 or less in any calendar year, provided the same do not affect the Building systems, including, without limitation, the mechanical, electrical, plumbing or life-safety systems of the Building. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a result of any Alterations, unless such compliance with Laws is otherwise Landlord's obligation under this Lease. All Alterations shall be constructed at Tenant's sole cost and expense and in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. If the improvements or Alterations require the issuance of a building permit, then all plans and specifications for any Alterations shall be submitted to Landlord for its approval, which approval will not be unreasonably withheld, delayed or conditioned. If Landlord does not notify Tenant in writing of any specific obligations thereto within twenty (20) days after Landlord's receipt of such plans and specifications, Landlord will be deemed to have approved such plans and specifications as submitted. Landlord may monitor construction of the Alterations. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were required to be consented to by Landlord but were not approved in advance by Landlord, (ii) N/A or (iii) Landlord specified in writing during its review of plans and specifications that such Alterations would need to be removed by Tenant upon the expiration of this Lease. If upon the termination of this Lease Landlord requires Tenant to remove any or all of such Alterations from the Premises, then Tenant, at Tenant's sole cost and expense, shall promptly remove such Alterations and improvements and Tenant shall repair and restore the Premises to its original condition after completion of the Tenant Improvements and not including subsequent improvements that Tenant is not required to remove, reasonable wear and tear, repairs which are the responsibility of Landlord, repairs which are covered by Landlord's insurance and damage due to fire or other casualty or condemnation excepted. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord's reasonable request, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors.

         (c) Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days following written notice from Landlord of the imposition of any such lien, cause the same to be released of record by payment or posting of a bond, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall reasonably deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all reasonable amounts so paid by Landlord in connection therewith, together with all of Landlord's reasonable costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim.

Tenant's indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

5.       REPAIRS

         (a) Landlord shall keep the Common Areas of the Building and the Project in a clean and neat condition and in good condition and repair. Subject to subparagraph (b) below, Landlord shall make all necessary repairs, to the exterior walls, exterior doors, exterior locks on exterior doors and windows of the Building, and to the Common Areas, including, but not limited to, the roof, foundation and structural elements of the Building, heating, air conditioning and mechanical, electrical and plumbing systems and life safety systems and to public corridors and other public areas of the Project not constituting a portion of any tenant's premises and shall keep all Building standard equipment used by Tenant in common with other tenants in good condition and repair and to replace same at the end of such equipment's normal and useful life. Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any reasonable repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project, provided the same are diligently prosecuted to completion.

         (b) Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities, and supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord's delivery of the Premises to Tenant), normal wear and tear, repairs which are the responsibility of Landlord, repairs which are covered by Landlord's insurance and damage to fire and other casualty or condemnation excepted. Tenant shall make all repairs to the Premises not required to be made by Landlord under subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting elected by Tenant during the Lease Term. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any gross negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant to the extent not covered by Landlord's insurance. If Tenant fails to make such repairs or replacements within fifteen (15) days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof.

         (c) Notwithstanding the foregoing, in the event there is a malfunction or breakdown of an elevator in the Building ("Elevator Malfunction") and if Landlord does not commence to cure such Elevator Malfunction within one
(1) business day following notice to Landlord from Tenant of such Elevator Malfunction (which can be telephonic notice to the Landlord's property manager) or complete such work within two (2) business days after such notice, then Tenant may take reasonable actions to cure such Elevator Malfunction on behalf of and at the sole cost and expense of Landlord, in which event Landlord shall reimburse Tenant for its out-of-pocket costs and expenses incurred and paid in connection therewith within thirty (30) days after Tenant's delivery to Landlord of an invoice therefor, together with reasonable supporting documentation for such reasonable costs and expenses ("Self-Help Remedy"). Tenant shall have the right to contact any qualified third party elevator company to help cure the Elevator Malfunction. Notwithstanding the foregoing, Tenant's Self-Help Remedy with regard to an Elevator Malfunction shall be limited to the repair and maintenance of the elevators in the Building and shall not include any replacement of parts or components in excess of an aggregate amount of $10,000.00 without Landlord's prior written approval, such approval not to be unreasonably withheld or delayed. If Landlord fails to reimburse Tenant for the reasonable costs, fees and expenses incurred by Tenant in taking curative actions under its Self-Help Remedy within thirty (30) days after demand therefore (or fails to reimburse Tenant within thirty (30) days after the arbitrator's award, as described below), Tenant may offset the portion of any such costs as to which Landlord does not have a good faith dispute (or the arbitrator's award, as the case may be) together with interest at a rate of 10% per annum from the due date therefor against Basic Annual Rent. If Landlord does not dispute Tenant's request and specifically outline the reasons for its disapproval of Tenant's request within five (5) business days after Landlord's receipt of Tenant's request, then Tenant's request shall be deemed granted. In the event that Landlord, in good faith, disputes any portion of the fees, costs and expenses incurred by Tenant in connection with the Self-Help Remedy described above as not being reimbursable pursuant to the terms and provisions of this Section 5(c), the parties agree to use good faith efforts through negotiation to resolve such dispute within ten (10) business days. Upon demand of either party, if the parties have been unable after good faith efforts, to resolve such dispute within such ten (10) business day period, such dispute shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in Dallas, Texas. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of the reasonable attorneys' fees and costs and expenses incurred by such party in connection with the arbitration.

         (d) Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear, damage by casualty or condemnation and matters which are the responsibility of Landlord under this Lease excepted. Except as otherwise set forth in Paragraph 4(b) of this Lease, Tenant shall remove from the Premises all trade fixtures, furnishings and other personal property of Tenant and all computer and phone cabling and wiring from the Premises, shall repair all damage caused by such removal, and shall restore the Premises to its previous condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property within ten (10) days after Tenant's receipt of written notice from Landlord, Tenant shall be deemed to have abandoned the same, in which case Landlord may store the same at Tenant's expense, appropriate the same for itself, and/or sell the same in its discretion.

6.       USE OF PREMISES

         (a) Tenant shall use the Premises only for general office uses and shall not use the Premises or permit the Premises to be used for any other purpose (the "Permitted Use"). Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

         (b) Tenant shall not at any time use or occupy the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, "Law" or "Laws") and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Tenant's specific use or occupancy of the Premises (as opposed to general office use), impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Project, or (ii) the use, alteration or occupancy thereof, unless due to the failure of Landlord to construct the Tenant Improvements in compliance with Laws Tenant shall comply with such Law at Tenant's sole cost and expense; however, if compliance with such Laws is required for general office use or if due to Landlord's failure to construct the Tenant's Improvements in compliance with Laws, Landlord shall comply with such Laws. If the Building (excluding the obligations with respect to the Premises that are Tenant's obligations as described above in this Section 6(b)) or Common Areas are determined by applicable governmental agencies to not be in compliance with Legal Requirements applicable to the Project as of the Commencement Date, then Landlord shall be fully responsible, at its sole cost and expense (which shall not be included in Operating Costs), for making all alterations and repairs to the Building (excluding the obligations with respect to the Premises that are Tenant's obligations as described above in this Section 6(b)) and the Common Areas required by such governmental agencies so that the Building (excluding the obligations with respect to the Premises that are Tenant's obligations as described above in this Section 6(b)) or the Common Areas comply with all such Legal Requirements. The term "Legal Requirements" shall mean all covenants and restrictions of record (if any), laws, statutes, building and zoning codes, ordinances, and governmental orders, conditions of approval, rules and regulations (including, but not limited to, Title III of the Americans With Disabilities Act of 1990), as well as the same may be amended and supplemented from time to time, including, without limitation, all Legal Requirements that pertain to the Building structure. Notwithstanding the foregoing sentence, if there is a "new" Legal Requirement (a Legal Requirement first enacted or made applicable to the Project after the Commencement Date of this Lease) affecting the Building (excluding the obligations with respect to the Premises that are Tenant's obligations as described above in this Section 6(b)) or the Common Areas, and governmental agencies require Landlord to make capital expenditures or repairs to the Building (excluding the obligations with respect to the Premises that are Tenant's obligations as described above in this Section 6(b)) or the Common Areas, the invoiced cost and expense of such capital expenditures or repairs shall be an Operating Cost which shall be reimbursed by the tenants in the Project over the lesser of (i) the useful life of such capital expenditures, or (ii) fifteen (15) years. Subject to applicable Legal Requirements (including any "grandfather" provisions pertaining thereto), Landlord agrees to maintain the Building (except the Premises, to the extent such compliance is Tenant's responsibility pursuant to this Section 6(b)) and Common Areas in compliance with all Legal Requirements.

         (c) Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the State or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants, Tenant shall, upon five (5) days' notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law. Notwithstanding anything herein to the contrary, Landlord hereby represents to Tenant that Tenant will not be prohibited from using the Premises for general office purposes because such use of the Premises for general office purposes is in violation of an applicable Law, certificate of occupancy or a restrictive covenant affecting the Project.

         (d) Tenant shall not do anything which may invalidate or increase the cost of any fire, All Risk or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function. Landlord acknowledges and agrees that the permitted use will not invalidate or increase the cost of any of Landlord's fire, All Risk, or other insurance policies. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant's failure to comply with the provisions of this Paragraph 6(d).

         (e) Tenant shall not unreasonably interfere with the rights or quiet enjoyment of other tenants or occupants of the Building or the Project. Tenant shall not use the Premises for any immoral or unlawful purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Project. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than five (5) persons per 1,000 square feet of Rentable Area. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in locations and in settings sufficient in Landlord's reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit any waste in, on, upon or about the Premises, the Building or the Project.

         (f) Except for items that are Landlord's responsibility to repair and maintain pursuant to Section 5(a) above (e.g., doors on the exterior of the Building, sprinkler system, smoke detectors, alarm system), Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises and shall cooperate with Landlord and other tenants in the Project with respect to access control and other safety matters. In this regard, Landlord acknowledges that Tenant may turn off elevator access outside of Business Hours to full floors within the Premises and Landlord has previously delivered a key to Tenant for this purpose.

         (g) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State or the United States Government, including, without limitation, any material or substance which is (A) defined or listed as a "hazardous waste." "pollutant." "extremely hazardous waste." "restricted hazardous waste." "hazardous substance" or "hazardous material" under any applicable federal, state or local Law or administrative code promulgated thereunder, (B) petroleum, or (C) asbestos.

                  (i) Tenant agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant, its assignees, subtenants, and their respective agents, servants, employees and representatives (collectively referred to herein as "Tenant Affiliates"), throughout the Lease Term, shall be in all respects in compliance with all federal, state and local Laws then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials.

                  (ii) Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, court costs, consultant fees, and expert fees, together with other reasonable costs and expenses of any kind or nature that arise during or after the Lease Term directly from or in connection with the presence or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof caused by Tenant or Tenant Affiliates.

                  (iii) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant's sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work.

                  (iv) Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

7.       UTILITIES AND SERVICES

         (a) Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in Exhibit C attached hereto and all other services typically provided to tenants in similar projects, subject to the conditions and in accordance with the standards set forth therein and in this Lease.

         (b) Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time reasonably prescribe for the use of the utilities and services described herein and in Exhibit C. Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements. Landlord shall use commercially reasonable efforts to enforce the rules and regulations in a non-discriminatory manner.

         (c) If Tenant requires utilities or services in quantities greater than or at times other than that generally furnished by Landlord pursuant to Exhibit C. Tenant shall pay to Landlord within fifteen (15) days after receipt of a written statement therefor, Landlord's actual cost incurred for such use. In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord's reasonable judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable upon demand in advance. The installation of such facilities shall be conditioned upon Landlord's consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and
(iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional heating, air conditioning and/or cleaning services upon such reasonable terms and conditions as shall be determined by Landlord, including payment of Landlord's actual cost incurred therefor. In the case of any additional utilities or services to be provided hereunder, Landlord may require a switch and metering system to be installed so as to measure the amount of such additional utilities or services. The cost of installation, maintenance and repair thereof shall be paid by Tenant upon demand.

         (d) Except as otherwise provided in this Lease, Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein or in Exhibit C for any reason (other than Landlord's negligence or misconduct), including, without limitation, when caused by accident, breakage, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord's control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. Except as otherwise provided in this Lease or by Law, no such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building's ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any data processing or other special equipment of Tenant. Notwithstanding anything in this Paragraph 7 to the contrary, if an interruption or cessation of a utility service to the Premises from a cause within the reasonable control of Landlord results in the Premises being unusable by Tenant for the conduct of Tenant's business, then Basic Annual Rent shall be abated commencing on that date which is five (5) business days following the date Tenant delivers written notice to Landlord of such interruption and continuing until either such utility service to the Premises is restored or the Premises is again usable for the conduct of Tenant's business. If, however, Tenant reoccupies any portion of the Premises during such abatement period, the Basic Annual Rent allocable to such reoccupied portion, based on the proportion that the Rentable Area of such reoccupied portion of the Premises bears to the total Rentable Area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Except in the event of a constructive eviction under the Law, such right to abate Basic Annual Rent shall be Tenant's sole and exclusive remedy at law or in equity in the event of an interruption or cessation of a utility service to the Premises.

         (e) Landlord reserves the right, with prior written notice to Tenant, from time to time to make reasonable and nondiscriminatory modifications to the above standards (including, without limitation, those described in Exhibit C) for utilities and services.

8.       NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

         (a) Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Building or the Project from any cause, EVEN IF SUCH LIABILITIES ARE CAUSED IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE (DEFINED BELOW), BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE (DEFINED BELOW). Without limiting the foregoing, except to the extent provided above, neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, "Affiliates") shall be liable for and there shall be no abatement of Rent (except in the event of a casualty loss or a condemnation as set forth in Paragraphs 9 and 10 of this Lease) for (i) any damage to Tenant's property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever, (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project, or (v) except as otherwise provided in this Lease, any latent or other defect in the Premises, the Building or the Project. Tenant shall give prompt notice to Landlord in the event of

(i) the occurrence of a fire in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

         (b)      N/A

         (c)      N/A

         (d)      Insurance.

                  (i) Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage against bodily injury and disease, including death resulting therefrom, bodily injury and property damage to a combined single limit of $2,000,000 to one or more than one person as the result of any one accident or occurrence, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease, (B) worker's compensation insurance to the statutory limit, if any, and employer's liability insurance to the limit of $500,000 per occurrence, (C) All Risk or special purpose personal property insurance covering full replacement value of all of Tenant's personal property and trade fixtures in the Premises and (D) N/A. Landlord and its designated property management firm shall be named an additional insured on each of said policies (excluding the worker's compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in Texas and which have policyholder ratings not lower than "A-" and financial ratings not lower than "VII" in Best's Insurance Guide (latest edition in effect as of the Effective Date and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY CANCELLATION OF, NONRENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant's behalf to satisfy applicable worker's compensation laws. Upon written request by Landlord, copies of the policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage.

                  (ii) It is expressly understood and agreed that the coverages required represent Landlord's minimum requirements and such are not to be construed to void or limit Tenant's obligations contained in this Lease, including without limitation Tenant's indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant's indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker's compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies.

                  (iii) Tenant's occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant's obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant's obligations to provide the proper insurance.

                  (iv) Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance on the insurable portions of Building and the remainder of the Project in an amount not less than the full replacement value thereof, subject to reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office building in Dallas, Texas metropolitan area and (iii) commercial general liability insurance with a combined single limit coverage of at least $2,000,000.00 per occurrence. All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums for any such insurance shall be a part of Operating Costs.

         (e) Mutual Waivers of Recovery. Notwithstanding anything to the contrary contained in this Lease, Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed (including the amount of any deductible in connection therewith) by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Project (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Project, shall contain, in the case of Tenant's policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord's policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Each party agrees to indemnify, protect, defend and hold harmless each other party from and against any claim, suit or cause of action asserted or brought by such party's insurers for, on behalf of, or in the name of such party, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

         (f) Business Interruption. Except as otherwise provided in this Lease or by Law, Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant's use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

         (g) Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord's insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord's use thereof.

         (h)      N/A

         (i) Failure to Maintain Insurance. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease within fifteen (15) days after Tenant's receipt of a written request from Landlord to do so, then, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant's insurance obligations shall be reimbursed by Tenant to Landlord.

9.       FIRE OR CASUALTY

         (a) Subject to the provisions of this Paragraph 9. in the event the Premises, or the parking area of other Common Areas, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law then applicable to the Project) rebuild, repair or restore the Premises, Parking Area, other Common Areas and access thereto to substantially the same condition as existing immediately prior to such destruction and this Lease shall continue in full force and effect. Landlord shall give Tenant written notice of the estimated time which will be needed to repair such damage, as determined by Landlord in its reasonable discretion, and the election (if any) which Landlord has made according to this Paragraph 9. Such notice shall be given before the forty-fifth (45th) day after the fire or other casualty. Notwithstanding the foregoing, (i) Landlord's obligation to rebuild, repair or restore the Premises shall not apply to any personal property, above-standard tenant improvements or other items installed by Tenant or contained in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve(12) months of the Lease Term (unless Tenant exercises a renewal option); provided, however, that in such event, if Landlord does not terminate this Lease, then Tenant may terminate this Lease during the last twelve (12) months of the Lease Term, by written notice to Landlord within thirty (30) days after receiving Landlord's notice of the time needed to repair such damage. Notwithstanding the foregoing, Landlord stipulates and acknowledges that the Tenant Improvements (as said term is defined in Exhibit B attached hereto) are not above-standard tenant improvements, as referenced in romanette (i) above and Section 10 below, and, accordingly, shall be considered a restoration obligation of Landlord pursuant to the terms and conditions contained in this Section 9(a) and Section 10.

         (b) Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the
Project: (i) where the cost of rebuilding, repairing and restoring (collectively, "Restoration") of the Building or the Project, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed fifty percent (50%) of the then replacement cost of the Building or (ii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty provided that Landlord has kept in force the required insurance, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds fifty percent (50%) of the then replacement cost of the Premises or (iii) N/A. Any such termination shall be made by thirty (30) days' prior written notice to Tenant given within forty-five (45) days of the date of such damage or destruction. If, as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Basic Annual Rent shall abate reasonably during the period of Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant's business in the Premises). Notwithstanding anything in this Lease to the contrary, if Landlord fails to restore the Building, Premises, Parking Area or other Common Areas, to the condition required herein within two hundred forty (240) days following the fire or other casualty (subject to a day for day delay due to Force Majeure events [not to exceed an additional 120 days] or Tenant Delay), Tenant shall be entitled to terminate this Lease by written notice to Landlord at any time before such Restoration has been completed. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project.

10.      EMINENT DOMAIN

         In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a 'Taking"), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord's operation thereof, Landlord may terminate this Lease upon thirty (30) days' written notice to Tenant given at any time within sixty (60) days following the date of such Taking provided that Landlord terminates all other leases in the Building. If more than twenty percent (20%) of the Premises, Parking Area or Common Areas, is the subject of a Taking and such Taking materially and adversely affects Tenant's ability to operate its business in the Premises, Tenant shall be entitled to terminate this Lease upon written notice to Landlord given within sixty (60) days of the Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, with reasonable diligence, restore (to the extent permitted by Law then applicable to the Project) the Premises (other than Tenant's personal property and trade fixtures, and above-standard tenant improvements) to a complete, functioning unit. In such case, the Rent shall be reduced proportionately based on the portion of the Premises so taken, or equitably, if a Taking of Parking Area or other Common Areas. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises and the Rent shall be reduced proportionately based on the portion of the Premises temporarily taken. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of Tenant's leasehold interest, or the personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant's sole and exclusive remedy in the event of a Taking.

11.      ASSIGNMENT AND SUBLETTING

         (a) Except as otherwise provided herein, Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant or its employees, contractor, invitees or agents to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. Any mortgage, hypothecation or encumbrance of all or any portion of Tenant's interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees, contractors, invitees or agents to use or occupy the Premises or any part thereof shall be deemed to be an "assignment" of this Lease. Tenant may, without Landlord's consent and without otherwise being subject to or complying with the provisions of this Paragraph 11, permit occupancy of the Premises by, assign this Lease to, or sublet any portion or all of the Premises to: (i) an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets at the Premises are transferred; or (ii) an entity that controls, is controlled by, or is under common control with Tenant. A transfer described in Paragraph 11 (a)(i) and 11
(a) (ii) is hereinafter referred to as "Permitted Transfer".

         (b) No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Landlord's consent is required and Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant, but at a minimum the financial information shall include the proposed assignee's profit and loss statements, balance sheets and/or tax returns for the prior two
(2) years. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

         (c)      N/A

         (d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent (except in the event of a Permitted Transfer) to a proposed assignment or sublease in any of the following instances:

                  (i)      N/A

                  (ii) The intended use of the Premises by the assignee or sublessee is not for the uses permitted in Section 6(a) above;

                  (iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building;

                  (iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement of record binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters;

                  (v) The assignee or sublessee is then negotiating with Landlord or has negotiated with Landlord within the previous six (6) months for space in the Project, or is a current tenant or subtenant within the Building or Project, unless suitable space is not otherwise available in the Project for such proposed assignee or sublessee;

                  (vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project; or

                  (vii) In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.

         (e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times during the Lease Term remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease. Except in the event of a Permitted Transfer, in the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease (after deducting costs of Tenant effecting the sublease or assignment, including reasonably alteration costs, commissions and legal fees), then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half of such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

         (f) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

         (g) Except in the event of a Permitted Transfer, should Tenant request of Landlord the right to assign or sublet, Landlord shall charge Tenant Five Hundred and No/100 Dollars ($500.00) as an administration fee.

         (h) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant's estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

12.      DEFAULT

         (a) Events of Default. The following events shall be deemed to be events of default (herein so called) by Tenant under this Lease: (i) Tenant shall fail to pay Rent or any other rental or sums payable by Tenant hereunder within five (5) days after Landlord notifies Tenant of such nonpayment; provided, however, Landlord shall only be obligated to provide such written notice to Tenant one (1) time within any Lease Year and in the event Tenant fails to timely pay Rent or any other sums for a second time during any Lease Year, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease; (ii) Tenant shall fail to comply with or observe any other provision of this Lease and such failure shall continue for thirty (30) days after written notice to Tenant; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for its performance, Tenant shall not be in default if Tenant commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion; (iii) Tenant or any guarantor of Tenant's obligations hereunder shall make a general assignment for the benefit of creditors; (iv) any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations hereunder under the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, and such petition shall not be dismissed within ninety (90) days of filing, or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder; (v) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder, and such appointment shall not be vacated or otherwise terminated, and the action in which such appointment was ordered dismissed, within ninety (90) days of filing;
(vi) N/A; (vii) the death of any guarantor; or (viii) N/A.

         (b) Remedies. Upon the occurrence and during the existence of any event of default specified in this Lease, Landlord shall have the option to pursue any (i) one or more of the following remedies without any notice or demand whatsoever and without releasing Tenant from any obligation under this Lease; or (ii) other remedy offered Landlord in law or in equity:

                  (i) Landlord may enter the Premises without terminating this Lease and perform any covenant or agreement or cure any condition creating or giving rise to an event of default under this Lease and Tenant shall pay to Landlord on demand, as additional rent, the amount expended by Landlord in performing such covenants or agreements or satisfying or observing such condition. Landlord, or its agents or employees, shall have the right to enter the Premises, and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant.

                  (ii) Landlord may terminate this Lease by written notice to Tenant (and not otherwise) or Landlord may terminate Tenant's right of possession without terminating this Lease. In either of such events Tenant shall surrender possession of and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter the Premises, in whole or in part, with or without process of law and to expel or remove Tenant in accordance with law and any other person, firm or entity who may be occupying the Premises or any part thereof and, subject to Section 5(c) above. remove any and all property therefrom, using such lawful force as may be necessary.

                  (iii) In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default, with or without terminating this Lease, Landlord may change locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages.

                  (iv) Notwithstanding anything herein to the contrary, if Landlord terminates Tenant's right to possession without terminating this Lease after an event of default, Landlord shall use commercially reasonable efforts to relet the Premises and mitigate damage as set forth in Paragraph 12(c) below.

                  (v) Notwithstanding any prior election by Landlord to not terminate this Lease, Landlord may at any time, including subsequent to any re-entry or taking of possession of the Premises as allowed hereinabove, elect to terminate this Lease. Tenant shall be liable for and shall immediately pay to Landlord the amount of all Basic Annual Rent and other sums of money due under this Lease as may have accrued as of the date of termination. Tenant shall also immediately pay to Landlord, as agreed and liquidated damages, an amount of money equal to the Basic Annual Rent and other amounts due for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the expiration of the Lease Term), less the fair rental value of the Premises for the residue of the Lease Term, both discounted to their present value based upon an interest rate of eight percent (8%) per annum. In determining fair rental value, Landlord shall be entitled to take into account the time and expenses necessary to obtain a replacement tenant or tenants, including lost rental revenues and anticipated expenses hereinafter described relating to recovery, preparation and reletting of the Premises. If Landlord elects to relet the Premises, or any portion thereof, before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair rental value of the portion of the Premises so relet.

                  Landlord and Tenant agree that because of the difficulty or impossibility of determining Landlord's damages from the loss of anticipated Additional Rent and other lease charges from the Tenant, there shall be included as a component of Tenant's annual total rent obligation (for the calculation of Landlord's remedies), an amount equal to the average monthly Additional Rent paid by Tenant for the twelve (12) full calendar months immediately preceding the event of default (or such lesser period of the term if the event of default occurs prior to the twelfth (12th) full calendar month of the term) multiplied by the number of months remaining in the Lease Term.

                  (vi) In addition to any sum provided to be paid above, Tenant shall also be liable for and shall immediately pay to Landlord the equitable portion of all reasonable broker's fees incurred by Landlord in connection with any reletting of the whole or any reasonable part of the Premises, the costs of removing and storing Tenant's or any other occupant's property, the equitable portion of the cost of repairing, altering, remodeling, renovating or otherwise putting the Premises (except for repairs which are Landlord's responsibility under this Lease) into a condition acceptable to a new tenant or tenants, the cost of removal and replacement of Tenant's signage and all reasonable expenses by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees.

                  (vii)    N/A

         (c)      Mitigation of Damages.

                  (i) In the event of a default under the Lease, Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease.

                  (ii) Tenant's right to seek damages from Landlord as a result of a default by Landlord under this Lease shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant's property or business, or to any of Tenant's officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

         (d) Effect of Suit or Partial Collection. Institution of a forcible detainer action to re-enter the Premises shall not be construed to be an election by Landlord to terminate this Lease. Landlord may collect and receive any Rent due from Tenant and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive or alter the rights or remedies which Landlord may have at law or in equity or by virtue of this Lease at the time of such payment.

         (e) Remedies Cumulative. All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

         (f) Late Payment Charge and Interest Payable. In the event that Tenant fails to timely make any monetary payment under this Lease within ten
(10) days after Landlord notifies Tenant of such nonpayment; provided, however, Landlord shall only be obligated to provide such written notice to Tenant two
(2) times within any Lease Year and in the event Tenant fails to timely pay Basic Annual Rent for a third (3rd) time during any Lease Year, then, Landlord may without further notice to Tenant, impose a late payment charge equal to four percent (4%) of any amount due if any amount due under this Lease is not paid within five (5) days from the date required to be paid hereunder and such failure shall continue for five (5) days after Tenant's receipt of written notice from Landlord. In addition, any payment due under this Lease not paid within thirty (30) days after the date herein specified to be paid shall bear interest from the date such payment is due to the date of actual payment at the rate of twelve percent (12%) per annum or the highest lawful rate of interest permitted by Texas or federal law, whichever rate of interest is lower.

         (g) Cashier's Check. If Tenant fails to timely make two (2) consecutive payments of Basic Annual Rent or any two (2) such payments are returned for insufficient funds, then, in addition to any other remedy Landlord may have, Landlord may require that all future payments be made by cashier's check or money order.

13.      ACCESS; CONSTRUCTION

         Landlord reserves the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant's use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord's free access thereto, or materially interfere with the moving of Landlord's equipment to or from the enclosures containing said installations. Upon at least twenty-four
(24) hours' prior notice (except in the event of an emergency, when no notice shall be necessary, but Landlord shall give such notice as is reasonably practical), Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants (during the last six (6) months of the Lease Term only), to post notices of non-responsibility, to alter, improve, restore, rebuild or repair any portion of the Building (excluding the Premises), or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed provided that Landlord shall use commercially reasonable efforts to not interfere with Tenant's access to or use of the Premises. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical, any interruption of or interference with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant's vaults and safes, access to which shall be provided by Tenant upon Landlord's reasonable request). Landlord shall have the right to use any and all means in accordance with the terms hereof which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Section 13 shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project; provided, however, that Landlord shall be responsible for any and all damage arising in connection with an entry by Landlord and any repairs or other obligations expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

14.      BANKRUPTCY

         (a) If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

         (b) If, after the Commencement Date, or if at any time during the term of this Lease, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant's property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

         (c) In the event of the occurrence of any of those events specified in this Paragraph 14, if Landlord shall not choose to exercise, or by applicable law, shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by virtue of applicable law, (i) Landlord shall not be obligated to provide Tenant with any of the utilities or services specified in Paragraph 7, unless Landlord has received compensation in advance for such utilities or services, and the parties agree that Landlord's reasonable estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively referred to as the "Assuming Tenant") shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and
(z) provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default. For purposes of this Lease, (i) any "adequate assurance" of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond, and (ii) "adequate assurance" of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond.

15.      N/A

16.      SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

         (a) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, "Security Documents") which now or, subject to Tenant's receipt of a subordination, non-disturbance and attornment agreement from the holders) of any such Security Documents in a form reasonably acceptable to Tenant, hereafter constitute a lien upon or affect the Project, the Building or the Premises. With respect to any Security Documents which constitute a lien upon the Project as of the Date of this Lease, Landlord agrees that, as a condition precedent to Tenant's obligations under this Lease, it shall secure and deliver to Tenant, on or before the Date of this Lease, a subordination, non-disturbance and attornment agreement in a form reasonably acceptable to Tenant from the holder(s) of such Security Documents. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord's estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord. Furthermore, Tenant shall within twenty
(20) days of written demand therefor execute any commercially reasonable instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within twenty (20) days of written demand therefor a subordination of lease or subordination of deed of trust, in the form reasonably required by the holder of the Security Document requesting the document; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant's quiet enjoyment of the Premises shall not be disturbed under the terms of this Lease so long as Tenant is not in default under this Lease after the expiration of applicable notice and cure periods. The mortgagee of the Project is Pacific Life Insurance Company ("Mortgagee") and the Mortgagee's standard form of Non-Disturbance and Attornment Agreement is attached hereto as Exhibit I. Landlord covenants and agrees that Mortgagee shall execute the form of Non-Disturbance and Attornment Agreement attached hereto as Exhibit I within fifteen (15) days following the date Landlord executes this Lease.

         (b) If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises, Tenant shall attorn to and recognize the same as Landlord under this Lease, and such successor shall be bound to all obligations by the terms of this Lease, as modified by any subordination, non-disturbance and attornment agreement entered into by Tenant, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining).

         (c) Notwithstanding any provision in this Lease to the contrary, Landlord shall not have and hereby expressly waives any and all constitutional, statutory and contractual lien against Tenant's leasehold interest and the assets or property of Tenant, and Tenant may remove such items at any time and from time to time. Landlord agrees to execute and deliver to Tenant within thirty (30) days following receipt of a request therefore, such documents as may be requested by Tenant to evidence and confirm such waiver.

         (d) Tenant and Landlord shall, upon not less than twenty (20) days' prior notice by the other party, execute, acknowledge and deliver to the requesting party a statement in writing certifying to those facts for which certification has been requested by such other party or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, assignee or sublessee, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Basic Annual Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant and/or Landlord, the other party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which such party may have knowledge. The form of the statement attached hereto as Exhibit E is hereby approved by Tenant and Landlord or use pursuant to this subparagraph (d); however, at Landlord's or Tenant's option, such party shall have the right to use other commercially reasonable forms for such purpose. Tenant's and/or Landlord's failure to execute and deliver such statement within such time shall be conclusive upon Tenant and/or Landlord that this Lease is in full force and effect without modification except as may be represented by Landlord and/or Tenant in any such certificate prepared by Landlord and/or Tenant and delivered to such other party for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project or assignee or sublessee of Tenant.

17.      SALE BY LANDLORD; TENANT'S REMEDIES; NONRECOURSE LIABILITY

         (a) In the event of a sale or conveyance by Landlord of the Building or the Project, provided that the transferee expressly assumes all of Landlord's obligations hereunder, Landlord shall be released from any and all liability under this Lease. If the Security Deposit has been made by Tenant prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

         (b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease or by law, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. Notwithstanding anything herein to the contrary, Tenant has a limited Self-Help Remedy as set forth in Paragraph 5(c) of this Lease.

         (c) Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Project and the proceeds, rents, income and rights under any insurance policies therefrom or payable in connection therewith, condemnation awards, or claims with respect thereto, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Tenant's sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, and/or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease, except as otherwise expressly set forth herein or by law, on account of any breach or default by Landlord under this Lease.

         (d)      N/A.

18.      PARKING; COMMON AREAS

         (a) During the Lease Term, Tenant shall have the right to the nonexclusive (except for reserved spaces, which shall be exclusive) use of the number of parking spaces located in the parking areas of the Project specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers, employees, contractors and representatives. Landlord reserves the right, at any time upon written notice to Tenant, to designate the location of Tenant's parking spaces as determined by Landlord in its reasonable discretion, but not to relocate the reserved spaces except for temporary repairs, maintenance and in the event of a casualty or condemnation. The use of such spaces shall be subject to the reasonable rules and regulations adopted by Landlord from time to time for the use of the parking areas. Provided there is no material adverse effect on Tenant, Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking. Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas in excess of the reserved spaces specified in Item 13 of the Basic Lease Provisions, designated by Landlord from time to time in the Project's parking areas. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form consistent with the Lease and reasonably satisfactory to Landlord and Tenant as a condition of any such use by Tenant, its officers and employees. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's officers and employees, and shall use reasonable efforts not to permit or allow vehicles that belong to Tenant's suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph following ten (10) days after Tenant's receipt of written notice from Landlord of such violation, then Landlord shall have the right, without additional notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord. Landlord acknowledges and agrees that Landlord will not grant parking rights in an amount greater than the number of parking spaces at the Project.

         (b) Subject to subparagraph (c) Tel below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, restrooms, elevators, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees ("Common Areas"). The use of such Common Areas shall be subject to the rules and regulations contained herein and, subject to Section 19(i) of this Lease, the provisions of any covenants, conditions and restrictions affecting the Building or the Project. Tenant shall keep all of the Common Areas free and clear of any obstructions created by Tenant or resulting from Tenant's operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon written demand of Landlord, shall use reasonable efforts (with respect to third parties) to correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that there shall be no unreasonable obstruction of access to or interference with the use of the Premises or other rights of Tenant under this Lease resulting therefrom. In the event that the Project is not completed on the date of execution of this Lease, Landlord shall have the sole judgment and discretion to determine the architecture, design, appearance, construction, workmanship, materials and equipment with respect to construction of the Project. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas.

         (c) Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term "Project" for purposes of allocating and calculating Operating Costs so as to include or exclude areas as Landlord shall from time to time reasonably determine or specify (and any such determination or specification shall be without prejudice to Landlord's right to revise thereafter such determination or specification). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the. cost of which is included within Operating Costs) to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Costs are determined) and adjacent areas not included within the Project, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Project is determined on an arms-length basis or some other basis reasonably determined by Landlord. In the case where the definition of the Project is revised for purposes of the allocation or determination of Operating Costs, Tenant's Proportionate Share shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Project (as then defined) represented by the Premises. Notwithstanding the foregoing, Landlord agrees that in no event shall Tenant's Proportionate Share of Operating Costs in excess of Basic Operating Costs increase due to Landlord redefining the term "Project." Landlord shall have the sole right to determine which portions of the Project and other areas, if any, shall be served by common management, operation, maintenance and repair. Subject to the above provisions of this Section 18(c). Landlord shall also have the right, in its reasonable discretion, to reasonably allocate and prorate any portion or portions of the Operating Costs on a building-by-building basis, on an aggregate basis of all buildings in the Project, or any other reasonable manner, and if allocated on a building-by-building basis, then Tenant's Proportionate Share shall, as to the portion of the Operating Costs so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.

19.      MISCELLANEOUS

         (a) Attorneys' Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

         (b) Waiver. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

         (c) Notices. Any notice, demand, request, consent, approval, disapproval or certificate ("Notice") required or desired to be given under this Lease shall be in wiring and given by certified mail, return receipt requested, by personal delivery or by Federal Express or a similar nationwide overnight delivery service providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Section 19(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in
Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party's change of address shall be effective until fifteen (15) days after the addressee's actual receipt thereof.

         (d) Access Control. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Project, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROJECT,
(II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROJECT, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD.

         (e)      N/A

         (f) Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Basic Annual Rent for the holdover period, an amount equal to one hundred fifty percent (150%) of the Basic Annual Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

         (g) Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT AND THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

                  (i) SUBJECT TO LANDLORD'S OBLIGATIONS UNDER THIS LEASE, ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

                  (ii) SUBJECT TO LANDLORD'S OBLIGATIONS UNDER THIS LEASE, ACCEPTS THE PREMISES AND PROJECT AS BEING IN GOOD AND SATISFACTORY CONDITION; AND

                  (iii) SUBJECT TO LANDLORD'S OBLIGATIONS UNDER THIS LEASE, WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT'S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD'S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT'S OCCUPANCY OF THE PREMISES OR LANDLORD'S MAINTENANCE OBLIGATIONS; AND

                  (iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

         (h) Quiet Possession. Upon Tenant's paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease.

         (i) Matters of Record. Except as otherwise provided herein, this Lease and Tenant's rights hereunder are subject and subordinate to all matters affecting Landlord's title to the Project recorded in the Real Property Records of the County in which the Project is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions; provided, however that such matters do not materially interfere with the access to and use of the Premises by Tenant or any other rights of Tenant under this Lease. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the access to and use of the Premises by Tenant or any other rights of Tenant under this Lease.

         (j) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall, be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord.

         (k) Brokers. Landlord and Tenant respectively warrant that neither has had any dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the brokers named in Item 12 of the Basic Lease Provisions and that neither knows of any other real estate broker or agent who is or might be entitled to a commission in connection with this Lease and each of them hereby agrees to indemnify, defend and hold the other harmless for, from and against all claims for any brokerage commissions, finders' fees or similar payments by any persons other than those listed in Item 12 of the Basic Lease Provisions claiming by, through or under such party, and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys' fees and costs. Notwithstanding the foregoing, Landlord agrees to pay any fees or commission due to the brokers named in Item 12 of the Basic Lease Provisions.

         (l) Name. Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Project, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

         (m) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

         (n) Time. Time is of the essence of this Lease and each and all of its provisions.

         (o) Defined Terms and Marginal Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         (p) Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the State of Texas. Except as provided in Section 19(cc) below, this Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

         (q) Authority. If Tenant is a corporation, Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity's partnership or trust agreement. Tenant shall provide Landlord on written demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel. Landlord is a duly organized Delaware limited partnership and Landlord's duly appointed agent, Koll Bren Schreiber Realty Advisors, Inc., is a duly authorized and existing Delaware corporation. Landlord, acting by and through its duly appointed agent, hereby covenants and warrants that it is authorized to execute and enter into this Lease. Landlord shall provide Tenant on written demand with such evidence of such authority as Tenant shall reasonably request.

         (r) Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

         (s) Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

         (t) Rules and Regulations. Tenant agrees to comply with all reasonable rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit D attached hereto, as the same may be changed from time to time upon reasonable written notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations. Landlord shall use commercially reasonable efforts to enforce the rules and regulations of the Building and Project in a non-discriminatory manner.

         (u) Joint Product. This Agreement is the result of arms -length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

         (v)      N/A

         (w) Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant's obligations under Article 6 and
Article 8 of this Lease and Section 19(f) of this Lease and any extension of the Construction Termination Date as set forth in Paragraph (d) of Exhibit B to this Lease (collectively, a 'Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

         (x) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

         (y) Restroom Modifications. Landlord and Tenant acknowledge and agree that as part of the Tenant Improvements set forth on Exhibit B hereto, Landlord shall refurbish the rest rooms on the second (2nd) and third (3rd) floors of the Premises.

         (a) Suite 360 Space. Landlord is currently in the process of relocating another tenant in the Building, Cornerstone Staffing, Inc. ("Cornerstone Staffing"), from its existing premises in Suite 360 to other space in the Building. It is understood and agreed that the inclusion of Suite 360 in the Premises (and the concurrent termination of this Lease with respect to the First Floor Suites (Suites 115 and 120)) is conditioned upon and subject to Landlord effectively relocating the premises leased by Cornerstone Staffing from Suite 360 to other space in the Building. After such a relocation has been accomplished, Landlord will perform that portion of the Tenant Improvements (as defined in Exhibit B attached hereto) affecting Suite 360 and, upon Substantial Completion (as defined in Exhibit B attached hereto) of that portion of the Tenant Improvements affecting Suite 360, Landlord will deliver Suite 360 to Tenant, at which time Suite 360 shall automatically become a part of the Premises, and at the same time this Lease shall automatically terminate with respect to the First Floor Suites, as provided in Paragraph 19(aa) below. Upon Substantial Completion of all of the Tenant Improvements (including, without limitation, those affecting Suite 360), Landlord shall prepare and deliver to Tenant, Tenant's Initial Certificate in the form of Exhibit F attached hereto (the "Certificate") which Tenant shall acknowledge by executing a copy and returning it to Landlord. If Tenant fails to sign and return or object in writing to the Certificate to Landlord within ten (10) days of its receipt from Landlord, the Certificate as sent by Landlord shall be deemed to have correctly set forth the matters addressed in the Certificate. Additionally, Tenant shall have the right to terminate this Lease by written notice to Landlord in the event that Landlord fails to relocate Cornerstone Staffing from Suite 360 on or before the Relocation Date, and this Lease shall terminate on the date Tenant sets forth for such termination in such termination notice, which date may be up to one (1) year after the date of such termination notice at which time Landlord shall return any prepaid rent to Tenant. The term "Relocation Date" shall mean June 1, 2004; provided, however, the Relocation Date shall be postponed one (1) day for each day of Tenant Delay.

         (z) First Floor Suites. Effective on and as of Substantial Completion of that portion of the Tenant Improvements affecting Suite 360, this Lease shall automatically terminate with respect to, and Tenant agrees to surrender within fifteen (15) days after Landlord's written notice to Tenant of Substantial Completion of the Tenant Improvements affecting Suite 360, the First Floor Suites consisting of, in the aggregate, 2,033 square feet of Rentable Area located on the first (1st) floor of the Building, as more particularly described in the attached Exhibit H (the "Released Space"), in a "broom clean" condition and with all personal property of Tenant removed therefrom, and Tenant hereby acknowledges and agrees that it shall have no further rights to said Released Space from and after the above described time period. In the event Tenant fails to vacate the Released Space within fifteen (15) days after Landlord's written notice to Tenant of Substantial Completion of the Tenant Improvements affecting Suite 360, (i) Tenant shall be deemed to be holding over in said space, without the consent of Landlord, and as a tenant at sufferance, with such possession subject to immediate termination by Landlord at any time, (ii) Tenant shall pay Basic Annual Rent for such holdover, on a per diem basis during the holdover period, based on a per annum Basic Annual Rent rate of $22.50 per square foot of Rentable Area, and (iii) Tenant shall be liable for all damages incurred by Landlord as a result of such holding over.

         (aa) Signage. Notwithstanding anything herein to the contrary, provided that (i) Tenant has not reduced the size of the Premises from at least 42,726 square feet of Rentable Area in the Building, (ii) N/A and (iii) no material event of default has occurred and is continuing, Tenant, at Tenant's sole cost and expense, shall maintain, repair, and replace (i) Tenant's sign on the Building and (ii) Tenant's sign panel on the monument sign of the Building facing Lamar Avenue (collectively, "Tenant's Existing Sign"). Additionally to the extent allowed by Laws, during the first year of the Initial Term Tenant shall have the right to install a single tenant monument sign along Lamar Avenue, in a location acceptable to Landlord, that identifies the Building as the "Enterprise Centre", lists the address of the Building, and contains Tenant's sign panel ("Tenant's New Sign"). Tenant's Existing Sign and Tenant's New Sign shall hereinafter collectively be known as the "Tenant's Signs". Notwithstanding the foregoing sentence, Tenant's Signs shall be subject to and in compliance with all Laws, applicable conditions, and covenants and restrictions affecting the Building. As of the Effective Date, Landlord acknowledges and agrees that Tenant's existing current sign at the Building complies with all Laws, applicable conditions and covenants and restrictions affecting the Building. Tenant shall be solely responsible for the cost and expense of obtaining and maintaining any necessary permits for Tenant's Signs and any sign licenses related thereto, and for the cost and expense of maintenance and utilities for Tenant's Signs (including all metered electrical usage). Additionally, Tenant shall maintain Tenant's Signs in a first class manner. Tenant's Signs shall be installed in accordance with all applicable Laws, codes, ordinances, covenants, conditions and restrictions relating to the Building. The style, type, color, size, and design of Tenant's Signs and with respect to the Tenant's Sign on the Building, the means and method of attachment of such Tenant's Sign to the retaining wall of the Building, shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. All rights and remedies of Landlord under the Lease (including, without limitation, Landlord's self-help remedies) shall apply in the event Tenant fails to maintain Tenant's Signs as herein required. Upon the expiration or earlier termination of the Lease, Tenant shall remove and shall pay all costs associated with the removal of Tenant's Sign from the Building only and the restoration of the exterior of the Building where Tenant's Sign is located to as near its original condition as may then be reasonably required by Landlord. The other Tenant's Signs shall be the property of the Landlord; provided, however, if requested by Landlord, Tenant, at Tenant's sole cost and expense, shall remove its sign panels from such monument signs. The terms and provisions of this subparagraph shall survive the expiration or earlier termination of this Lease.

         (bb) Other Leases. Effective on and as of the Commencement Date of this Lease, any prior leases, as heretofore amended, executed by and between Landlord and Tenant ("Prior Leases") shall terminate and hereby be null and void, and all rights and obligations of Landlord and Tenant with respect to the Premises arising or performable from and after the date of this Lease shall be governed by this Lease; provided, however, notwithstanding and of the foregoing to the contrary, all matters that are expressly provided to survive any termination of the Prior Leases shall survive such termination. Furthermore, upon execution of this Lease by Landlord, Landlord agrees to promptly return to Tenant the existing security deposit held by Landlord under the Prior Leases in the amount of $4,225.54 (and Tenant acknowledges and agrees that Tenant has not deposited any monies as a security deposit with Landlord under any Prior Leases in excess of said $4,225.54 amount).

                           [SIGNATURE PAGE TO FOLLOW]

                           OFFICE LEASE BY AND BETWEEN
                    KOLL BREN FUND VI, L.P., AS LANDLORD, AND
                    TANDY BRANDS ACCESSORIES, INC., AS TENANT

IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Date of this Lease.

                  "LANDLORD"                                   "TENANT"
                  ----------                                   --------
KOLL BREN FUND VI, L.P.,                            TANDY BRANDS ACCESSORIES, INC.,
a Delaware limited partnership                      a Delaware corporation

By: Koll Bren Schreiber Realty Advisors, Inc.,
    a Delaware corporation, as agent

    By: /s/ WALTER C. FOSTER                        By: /s/ Stan Ninemire
        ---------------------------------------         ---------------------------
        Walter C. Foster, Senior Vice President     Name: Stan Ninemire
                                                    Title: Executive Vice President


                                  EXHIBIT A-1
                           FLOOR PLAN OF THE PREMISES

                                  [FLOOR PLAN]

                                  [FLOOR PLAN]

ENTERPRISE CENTRE
690 E. Lamar Arlington, TX                 DATE : 12/21/03  [ENTOS DESIGN LOGO]

                                  [FLOOR PLAN]

ENTERPRISE CENTRE                         FLOOR: 3rd
690 E. Lamar Arlington, TX                DATE: 12/21/03  [ENTOS DESIGN LOGO]

                                   EXHIBIT A-2
                        LEGAL DESCRIPTION OF THE PROJECT

This Exhibit is attached to and a part of that certain Lease Agreement dated as of January 31, 2004, executed by and between KOLL BREN FUND VI, L.P. and Tandy Brands Accessories, Inc. (the "Lease"). Any capitalized terms not defined herein shall have the meaning assigned to it in the provisions of the Lease identified as the Basic Lease Provisions or Supplemental Lease Provisions, as applicable. Landlord and Tenant mutually agree that the following legal description is the legal description of the Land:

                            Parkway Central Addition

                                 Lot 2 Block E

                                  EXHIBIT A-3

                                      N/A

                                   EXHIBIT B
                                  WORK LETTER

         THIS WORK LETTER is attached as Exhibit B to the Office Lease between KOLL BREN FUND VI, L.P, a Delaware limited partnership, as Landlord, and TANDY BRANDS ACCESSORIES, INC., a Delaware corporation, as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

                  (a) Tenant Improvements. Landlord, at Tenant's sole cost and expense, agrees to furnish or perform those items of construction and those improvements (the 'Tenant Improvements") specified in the Final Plans to be agreed to by Landlord and Tenant as set forth in Paragraph (b) below; provided, however, Landlord shall pay for the cost of such Tenant Improvements up to the extent of Landlord's Construction Allowance as set forth in Paragraph (e) below, and if properly requested by Tenant in accordance with the terms and provisions of Addendum Four hereto, the Additional TI Allowance.

                  (b) Space Planner. Landlord has retained a space planner (the "Space Planner") to prepare certain plans, drawings and specifications (the "Temporary Plans") for the construction of Tenant Improvements to be installed in the Premises by a general contractor selected by Landlord pursuant to this Work Letter, which Temporary Plans shall also include a proposed phased schedule of construction. Tenant shall deliver to Space Planner within twenty (20) days after the execution of this Lease all necessary information required by the Space Planner to complete the Temporary Plans. Tenant shall have ten (10) business days after its receipt of the proposed Temporary Plans to review the same and notify Landlord in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans. If Tenant fails to give written comments to or approve the Temporary Plans within such ten (10) business day period, then Tenant shall be deemed to have approved the Temporary Plans as submitted. Landlord shall have five (5) business days following its receipt of Tenant's comments and objections to redraw the proposed Temporary Plans in compliance with Tenant's request and to resubmit the same for Tenant's final review and approval or comment within five (5) business days of Tenant's receipt of such revised plans. Such process shall be repeated twice and if at such time final approval by Tenant of the proposed Temporary Plans has not been obtained, then Landlord shall complete such Temporary Plans, at Tenant's sole cost and expense, and it shall be deemed that Tenant has approved the Temporary Plans. Once Tenant has approved or has been deemed to have approved the Temporary Plans, then the approved (or deemed approved) Temporary Plans shall be thereafter known as the "Final Plans". The Final Plans shall include the complete and final layout, plans and specifications for the Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Premises beyond the shell and core improvements provided by Landlord, any demolition of existing improvements in the Premises and the final phased schedule of construction mutually agreed to by Landlord and Tenant. The improvements shown in the Final Plans shall (i) utilize Landlord's building standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances.

                  (c) Bids. As soon as practicable following the approval of the Final Plans, Landlord shall (i) obtain a minimum of four (4) written non-binding itemized estimates of the costs of all Tenant Improvements shown in the Final Plans as prepared by (1) at a minimum the following four (4) general contractors: (A) Madison Construction,
         (B) Tri-Tex Construction, (C) Dallas Interiors, and (D) Westec Constructors, and (2) such other general contractor as is selected by Landlord in Landlord's discretion (collectively, the "General Contractors"), and (ii) if required by applicable law, codes or ordinances, submit the Final Plans to the appropriate governmental agency for the issuance of a building permit or other required governmental approvals prerequisite to commencement of construction of such Tenant Improvements ("Permits "). Tenant acknowledges that any cost estimates are prepared by the General Contractors and Landlord shall not be liable to Tenant for any inaccuracy in any such estimates. Within five (5) business days after receipt of the written non-binding cost estimate prepared by the General Contractors, Tenant shall either
         (A) give its written approval and authorization to proceed with construction to either (y) the lowest general contractor bid or (z) such other general contractor bid as is agreeable to

         Landlord, or (B) immediately request the Space Planner to modify or revise the Plans in any manner desired by Tenant to decrease the cost of the Tenant Improvements. If Tenant is silent during such five (5) business day period, then Tenant shall be deemed to have approved the lowest general contractor bid as set forth in Clause (A) above. If the Final Plans are revised pursuant to Clause (B) above, then Landlord shall request that the General Contractors provide revised cost estimates to Tenant based upon the revisions to the Final Plans. Such modifications and revisions shall be subject to Landlord's reasonable approval and shall be in accordance with the standards set forth in Paragraph (b) of this Work Letter. Within ten (10) business days after receipt of the General Contractors' original written cost estimates and the description, if any, of any Tenant Delay, Tenant shall give its final approval of the Final Plans to Landlord which shall constitute authorization to commence the construction of the Tenant Improvements in accordance with the Final Plans, as modified or revised. Tenant shall signify its final approval by signing a copy of each sheet or page of the Final Plans and delivering such signed copy to Landlord.

                  (d) Construction. Landlord shall authorize either (y) the general contractor with the lowest qualified bid or (z) such other general contractor as is mutually agreed to by Landlord and Tenant, to commence construction of the Tenant Improvements on the earlier of (i) the Beginning Date, or (ii) within ten (10) days following the later of
         (i) the approval of the Final Plans, or (ii) Landlord's receipt of any necessary Permits, and shall be Substantially Completed no later than the Completion Date (defined below). Landlord shall proceed with and complete the construction of the Tenant Improvements in accordance with the Plans, in a good and workmanlike manner, and in compliance with all applicable laws ordinances and governmental regulations, including the Americans with Disabilities Act, and shall obtain all temporary certificates of occupancy from the applicable governmental authority. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Tenant Improvements were Substantially Completed. The Tenant Improvements shall be deemed substantially completed ("Substantially Completed") when, in the reasonable opinion of the Landlord's architect (whether an employee or agent of Landlord or a third party architect) ("Architect"), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended and a temporary certificate of occupancy has been issued. In the event Tenant, its employees, agents, or contractors cause construction of such Tenant Improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the Architect, Substantial Completion would have occurred if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the plans, Tenant's request for long lead items or Tenant's interference with the construction of the Tenant Improvements (each of the foregoing, a "Tenant Delay"), In the event of any dispute as to the Tenant Improvements, including the Commencement Date, the certificate of the Architect shall be conclusive absent manifest error. Notwithstanding anything in this to the contrary, Landlord's Construction Allowance, as specified in Item 18 of the Basic Lease Provisions, and the Additional TI Allowance (if properly requested by Tenant in accordance with the terms and provisions of Addendum Four hereto) shall be used only for the construction of the Tenant Improvements, and if construction of the Tenant Improvements is not completed within sixteen (16) months following the Date of this Lease, as set forth in Item 17 of the Basic Lease Provisions, ("Construction Termination Date"). then Landlord's obligation to provide the Landlord's Construction Allowance, as specified in Item 18 of the Basic Lease Provisions, and the Additional TI Allowance (as set forth in the Additional TI Allowance) shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to said Landlord's Construction Allowance and the Additional TI Allowance.

                  (e) Construction Allowance. Subject to the terms and provisions of this Work Letter, Landlord shall pay the cost of the Tenant Improvements ("Work") up to the amount the Landlord's Construction Allowance, and subject to the terms of Addendum if properly requested by Tenant, the Additional TI Allowance. If the amount of the lowest qualified bid to perform the Work exceeds the Landlord's Construction Allowance and the Additional TI Allowance (if so requested by Tenant in accordance with the terms of Addendum Four), Tenant shall bear the cost of such excess and shall pay the estimated cost of such excess to Landlord prior to commencement of construction of such Tenant Improvements and a final adjusting payment based upon the actual costs of the Tenant Improvements shall be made when the Tenant Improvements are completed. If the cost of the Work is less than such amount, then Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Work and Landlord's Construction Allowance. All remaining amounts due to Landlord shall be paid upon the earlier of Substantial Completion of the Tenant Improvements or presentation of a written statement of the sums due, which statement may be an estimate of the cost of any component of the Work. The cost of the permits, hard construction costs, fees, permits and general contract overhead shall be payable out of the Landlord's Construction Allowance and shall be included in the cost of the Work. The cost of the asbestos testing, architecture, and engineering fees shall be paid for by Landlord, and shall not be included in the cost of the Work. The cost of the Work shall not include any other fees payable to Landlord.

                  (f) Change Order. If Tenant shall desire any changes to the Final Plans, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. In no event shall Landlord be obligated to perform any Tenant Improvements which would extend the construction period past the Construction Termination Date, unless such extension was mutually agreed to in writing by Landlord and Tenant prior to the commencement of said construction. If Landlord approves Tenant's requested change, addition, or alteration, the Space Planner, at Tenant's sole cost and expense, shall complete all working drawings necessary to show the change, addition or alteration being requested by Tenant.

                  (g) Substantial Completion. "Substantial Completion" of construction of the Tenant Improvements shall be defined as the date upon which the Space Planner or other consultant engaged by Landlord determines that the Tenant Improvements have been substantially completed in accordance with the Final Plans except for Punch List items (defined below), unless the completion of such improvements was delayed due to any Tenant Delay (defined below), in which case the date of Substantial Completion shall be the date such improvements would have been completed, but for the Tenant Delays. The term "Punch List" items shall mean items that constitute minor defects or adjustments which can be completed after occupancy without causing any material interference with Tenant's use of the Premises. After the completion of the Tenant Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of improvements performed on the Premises. The term "Tenant Delay" shall include, without limitation, any delay in the completion of construction of Tenant Improvements resulting from (i) Tenant's failure to comply with the provisions of this Work Letter, (ii) delay in work caused by submission by Tenant of a request for any change order (defined below) following Tenant's approval of the Final Plans, or for the implementation of any change order, or (iii) any delay by Tenant in timely submitting comments or approvals to the Temporary Plans or Final Plans. Upon the occurrence of a Tenant Delay, Landlord shall notify Tenant in writing of such Tenant Delay. The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of Rent by Tenant.

                  (h) Landlord hereby agrees to use good faith diligent efforts to Substantially Complete the Tenant Improvements on or before the Completion Date (defined below). If Landlord does not Substantially Complete the Tenant Improvements by the Completion Date, then Tenant, as Tenant's sole and exclusive remedy (except as otherwise set forth below or in Section 19(z) of the Lease regarding the Suite 360 Space), shall be to receive from Landlord a rent credit equal to one (1) day of free Basic Annual Rent for every one (1) day that the Tenant Improvements are not Substantially Completed, The term "Completion Date" shall mean one hundred eighty (180) days following the Beginning Date; provided, however, the Completion Date shall be postponed one (1) day for each day of Tenant Delay and one (1) day for each day that one or more Force Majeure Delays occur if Landlord gives Tenant notice of such Force Majeure Delay within five (5) business days of such event. The term "Beginning Date" shall mean the earlier of (i) June 1, 2004, or (ii) the date that Cornerstone Staffing has been relocated from Suite 360; provided, however, the Beginning Date shall be postponed one
         (1) day for each day of Tenant Delay and one (1) day for each day that one or more Force Majeure Delays occur if Landlord gives Tenant notice of such Force Majeure Delay within five (5) business days of such event. In no event shall the relocation of

         Cornerstone Staffing from Suite 360 be a Force Majeure Delay, and in no event shall the Beginning Date or Completion Date be postponed by more than 60 days for Force Majeure Delays. Additionally, Tenant shall have the right to terminate this Lease by notice to Landlord in the event that Landlord fails to commence the Tenant Improvements within 120 days following the Beginning Date or Substantially Complete the Tenant Improvements within 120 days of the Completion Date and this Lease shall terminate on the date Tenant sets forth for such termination in such termination notice, which date may be up to one (1) year after the date of such termination notice at which time Landlord shall refund any prepaid rent to Tenant

                  (i) Notwithstanding anything herein to the contrary, Landlord covenants to Tenant that Landlord shall use commercially reasonable efforts to perform all construction within the Premises outside of normal business hours (8:00 a.m. through 5:00 p.m. Monday through Friday). Additionally, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant's business operations while constructing the Tenant Improvements. Landlord and Tenant shall use good faith efforts to mutually agree on an acceptable construction schedule with respect to the construction of the Tenant Improvements and the time periods of when such work shall be performed.

                                  SCHEDULE ONE
                              DESCRIPTION OF PLANS

                                    EXHIBIT C
                      STANDARDS FOR UTILITIES AND SERVICES

         The following are the Project Standards for Utilities and Services. Landlord reserves the right to adopt such reasonable, nondiscriminatory modifications and additions hereto as it deems appropriate.

         2. Landlord shall, subject to the limitations and provisions hereinafter set forth in this Exhibit C:

                  (a) Provide automatic elevator facilities on Monday through Friday from 7:00 A.M. to 6:00 P.M. and Saturday from 7:00 A.M. to 1:00 P.M., excepting state and federal holidays (hereinafter referred to as "Business Hours"), and provide one (1) automatic elevator at all other times.

                  (b) Provide to the Premises, during Business Hours (and at other times for an additional charge not in excess of the actual cost incurred by Landlord), heating, ventilation, and air conditioning
         (HVAC), when and to the extent, in the reasonable judgment of Landlord, any of such services may be required for the comfortable occupancy of the Premises for general office purposes. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting and receptacle load for Tenant's equipment and fixtures exceed those listed in paragraph (c) hereof, if the Premises are used for other than general office purposes or if the Building standard blinds or curtains in the Premises are not closed so as to screen the sun's rays.

                  (c) Furnish to the Premises electric current for routine lighting and the operation of general office machines such as computers, copiers, typewriters, dictating equipment, desk model adding machines, and the like, not to exceed the reasonable capacity of Building standard office lighting and receptacles, and not in excess of limits imposed by governmental authority.

                  (d) Provide janitorial services to the Premises Monday through Friday (except state and federal holidays), provided the same are used exclusively for the uses permitted under the foregoing Lease, and are kept reasonably in order by Tenant. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish which generally would be produced by the use of the Premises for general office purposes.

                  (e) Provide hot and cold water for lavatory and drinking purposes to the Premises.

                  (f) Periodically provide a maintenance person at the Building at such times as are necessary to provide the services and perform the Landlord's obligations under this Lease in a reasonable manner and Landlord shall at all times provide Tenant with telephone numbers for such maintenance person so that Tenant can directly and timely contact such maintenance person.

         3. No data processing equipment, other special electrical equipment (excluding personal computers utilizing 110 volt electric power), air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building HVAC, electrical or plumbing systems be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Tenant shall be allowed to install and operate a Liebert or similar unit in the Premises. In the case of any such change, Landlord reserves the right to designate and/or approve the contractor to be used. Any permitted installations shall be made under Landlord's supervision.

         4. Landlord shall not provide reception outlets or television or radio antennas for television or radio broadcast reception, and Tenant shall not install any such equipment without prior written approval from Landlord.

         5. Tenant will not, without the prior written consent of Landlord, use any apparatus, machine or device in the Premises using current in excess of the reasonable capacity of Building standard receptacles, which will materially increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing electrical outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

         6. Tenant agrees to cooperate fully at all times with Landlord, and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC, electrical, plumbing and other systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be enacted or promulgated in connection with Building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

                                    EXHIBIT D
                         BUILDING RULES AND REGULATIONS

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways and corridors of halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business in the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

         2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the written consent of Landlord. At any time during the Lease Term, upon thirty (30) days prior written notice to the tenants of the Building, Landlord can designate the Building as a "no smoking building", and enforce a no smoking rule within the Building and Project.

         3. Except as otherwise provided in the Lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises, the Building or the Project without the prior written consent of the Landlord. If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord's standard lettering.

         4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the windows, transoms and doors of the Premises are dosed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant shall exercise reasonable care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun's rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves provided that Landlord will modify settings upon Tenant's request.

         5. The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were considered, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

         6. No tenant shall mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

         7. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items (including those suitable for microwave heating) for tenants and their employees shall be permitted, provided that the power required therefor shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited.

         8. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant's employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

         9. No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or skylights or down the passageways.

         10. No tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

         12. All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall reasonably determine from time to time, without the express written consent of Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Project Management Office and under its supervision, and the persons employed by any tenant for such work must be reasonably acceptable to the Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

         13. No tenant shall purchase ice, towel, janitorial maintenance or other similar services from any person or persons not approved by Landlord.

         14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or the Project or its desirability as an office location, and upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

         15. Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 7:00 A.M. and at all hours on Saturday, Sunday and legal holidays all persons who do not present a pass or card key to the Building approved by the Landlord. Each tenant shall be responsible for all persons who enter the Building with or at the invitation of such tenant and shall be liable to Landlord for all acts of such persons to the extent so provided in the Lease. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord's reasonable opinion, Landlord reserves the right, without abatement of Rent, to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants, the protection of the Building, and the property in the Building.

         16. Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Project Management Office (but not as an agent or servant of said Office or of the Landlord), and such tenant shall be responsible for all acts of such persons.

         17. All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

         18. The requirements of Tenant will be attended to only upon application to the Project Management Office.

         19. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall report and otherwise cooperate to prevent the same.

         20. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings reasonably approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

         21. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

         22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards.

         23. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord, which will not be unreasonably withheld.

         24. The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord.

         25. If the Tenant desires telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without direction from the Landlord.

         26. The term "personal goods or services vendors" as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord's prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

                                    EXHIBIT E
                           FORM ESTOPPEL CERTIFICATE

         The undersigned, ______________________ ("Tenant"), the tenant under that certain Office Lease dated______________________, between Tenant and___________________, a____________ as landlord ("Landlord") hereby certifies as follows:

         1. The Premises (the "Premises") under the Lease is Suite___, _________________________.

         2. The Lease is in full force and effect and has not been modified or amended in any respect except by amendments dated_______________________ (copies of which are attached).

         3. The Lease has not been assigned, encumbered, subleased or transferred in any manner other than:
________________________________________________________________________________
_______________________________________________________________________.

         4. The Commencement Date of the Lease is _______________________ and the expiration date of the Lease is_______. There are no options to extend the term of the Lease beyond such expiration date other than___________________.

         5. The present monthly rental under the Lease is $______. The sum of $__________, representing__month's Rent has been paid in advance.

         6. The security deposit held by Landlord under the Lease is $_______.

         7. Rent under the Lease has been paid through the month of_______. Tenant's estimated share of Operating Costs payments have been paid through_____________.

         8.       The Premises are presently occupied by Tenant.

         9. Tenant has accepted the Premises without condition or qualification under the Lease and Landlord has completed and complied with all conditions of such acceptance, except:________.

         10. To the best knowledge of Tenant, neither it nor the Landlord is in default (or will be in default following the delivery of notice, the passage of time, or both) or claims a default by the other under the Lease, or has any claims, defenses, or rights of offset against payment of Rent under the Lease, except as follows:

         11. Tenant acknowledges that Landlord has the right to assign the Lease and the Rent thereunder and to sell, assign, transfer, mortgage or otherwise encumber the Project without the consent of Tenant.

         12. Tenant makes this statement for the benefit and protection of _______________ with the understanding that_______________intends to rely on this statement in connection with________.

         IN WITNESS WHEREOF, this certificate has been executed and delivered by the authorized officers or representatives of the undersigned as of_______________.

                                        "TENANT"

                                        ______________________________________,
                                        a_____________________________________

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________

                                    EXHIBIT F
                          TENANT'S INITIAL CERTIFICATE

To:   _________________________("Landlord")

Date: _________________________

Tenant's Initial Certificate

_________________________
_________________________

         The undersigned, as the Tenant under that certain Lease (the "Lease") dated________________, made and entered into between _________________,
a___________________ as Landlord, and the undersigned, as Tenant, hereby certifies that:

         1. The undersigned has accepted possession and entered into occupancy of the Premises (inclusive of Suite 360 and exclusive of the First Floor Suites).

         2. The Tenant Improvements affecting Suite 360 were Substantially Completed on _________________.

         3. The Lease is in full force and effect and has not been modified or amended.

         4. Landlord has performed all of its obligations to improve the Premises for occupancy by the undersigned, including all Tenant Improvements to be constructed pursuant to Exhibit B, except: ____________________.

                                   Very truly yours,

                                   _____________________________________________
                                   a ___________________________________________

                                   By:    ______________________________________
                                   Name:  ______________________________________
                                   Title: ______________________________________

                                    EXHIBIT G

                                       N/A

                                    EXHIBIT H
                         DESCRIPTION OF RELEASED SPACE

Suites 115 & 120
Approximately 2,033 rsf
"Released Space"

                                  [FLOOR PLAN]

ENTERPRISE CENTRE                       FLOOR: 1st           [ENTOS DESIGN LOGO]
690 E. Lamar    Arlington, TX           DATE:  12/17/03

                                    EXHIBIT I
                  SUBORDINATION AND NON-DISTURBANCE AGREEMENT

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660
Attn: V.P. Closing
      Real Estate Division
      Loan No._______________

________________________________________________________________________________
                    Space Above This Line for Recorder's Use

                       SUBORDINATION, NON-DISTURBANCE, AND
                              ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (this "Agreement") is made as of this________day of _____________, 200_, by and among [insert full name of securitization trust] (together with its successors and assigns, "Lender"),__________, a_____________("Tenant"), and ___________,
a__________("Landlord").

                                    RECITALS

         A. Landlord is the owner of those certain premises commonly known as_____________, more particularly described in Exhibit A attached hereto (the "Real Estate");

         B. ____________________("Original Lender") made a loan (the "Loan") to Landlord evidenced by a Note (the "Note") and secured by a [mortgage/deed of trust] (the "Security Instrument"); recorded in the Official Records of________County, on__________as Instrument No._______;

         C. Original Lender assigned its interest in and under the Security Instrument to Lender pursuant to that certain Pooling and Servicing Agreement dated as of _____________;

         D. The Security Instrument constitutes a first lien upon, among other things, the Real Estate and the current and future improvements (the "Improvements") situated thereon (collectively, the "Property"); and

         E. Under the terms of that certain Lease (the "Lease") dated _____________, 200____, Landlord leased to Tenant the Real Estate and the Improvements, or a portion thereof, as more particularly described in the Lease.

         NOW THEREFORE, to confirm the legal effect of the Security Instrument and the Lease and, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows

                                   AGREEMENTS

         1. Subordination. The Lease is and at all times shall be subordinate to the lien and charge of the Security Instrument and to all substitutions, renewals, modifications and amendments to the Security Instrument (including, without limitation, any of the foregoing which increase the indebtedness secured thereby). Without limiting the generality of the foregoing, Tenant acknowledges that Lender has a claim superior to Tenant's claim to Landlord's insurance proceeds, if any, received with respect to the Improvements or the Property.

         2. Non-Disturbance. In the event of foreclosure of the Security Instrument (by judicial process, power of sale or otherwise) or conveyance in lieu of foreclosure, which foreclosure, power of sale, or conveyance occurs prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder, and so long as Tenant is not in default under any of the material terms, covenants and conditions of the Lease beyond any applicable grace or cure period, Lender agrees on behalf of itself, its successors and assigns, and on behalf of any purchaser at such foreclosure or conveyance in lieu thereof ("Purchaser") that Tenant shall not be disturbed in the quiet and peaceful possession of the premises demised under the Lease, subject to the terms and conditions of the Lease.

         3. Attornment. In the event of foreclosure of or other execution on the Security Instrument or conveyance in lieu of foreclosure, which foreclosure, execution or conveyance occurs prior to the expiration date of the Lease (the purchaser therein being referred to herein as "Purchaser"), including any extensions and renewals of the Lease now provided thereunder, it is agreed that notwithstanding the subordination of the Lease provided for herein above Tenant shall attorn to Lender or Purchaser and recognize Lender or Purchaser as Tenant's landlord under the Lease, and so long as Tenant is not in default under any of the material terms, covenants and conditions of the Lease beyond any applicable grace or cure period, Lender or Purchaser shall recognize and accept Tenant as its tenant thereunder, whereupon the Lease shall continue, without further agreement, in full force and effect as a direct lease between Lender or Purchaser and Tenant for the remaining term thereof, together with all extensions and renewals now provided thereunder, upon the same terms, covenants and conditions as therein provided, and Lender or Purchaser shall thereafter assume and perform all of Landlord's obligations, as landlord under the Lease, and Tenant shall thereafter make all rent payments directly to either Lender or Purchaser, as the case may be, subject to the limitations contained in Section 4 and Section 8 below. Such attornment as provided herein shall be self-operative without further aid or execution of further instruments by parties to the Agreement immediately upon Lender or Purchaser succeeding to the interest of Landlord under the Lease.

         4. Limitation of Liability. Notwithstanding anything to the contrary contained herein or in the Lease, in the event of foreclosure of or other execution on the Security Instrument (by judicial process, power of sale or otherwise) or conveyance in lieu of foreclosure, which foreclosure, power of sale or conveyance occurs prior to the expiration date of the Lease, including any extensions and renewals of the Lease now provided thereunder, the liability of Lender or Purchaser, as the case may be, shall be limited as set forth below in Section 8: provided, however, that Lender or Purchaser, as the case may be, shall in no event or to any extent:

                  (a) be liable to Tenant for any act, omission or default on the part of the original or any other landlord under the Lease (except for defaults of a continuing nature) and Tenant shall have no right to assert the same or any damages arising therefrom as an offset (except as expressly provided in the Lease), claim, defense or deficiency against Lender, Purchaser, or the successors or assigns of any of them;

                  (b) other than the installment of Basic Annual Rental payment pursuant to Section 6 of the Basic Lease Provisions, be liable to Tenant for any payment of rent more than thirty (30) days in advance or any deposit, rental security or any other sums deposited with the original or any other landlord under the Lease and not delivered to Lender;

                  (c) be bound by any cancellation (except for the express termination rights of Tenant contained in the Lease), surrender, amendment or modification of the Lease not consented to in writing by Lender which consent shall not be unreasonably withheld, conditioned or delayed;

                  (d) be bound by any representation or warranty of Landlord relating to work performed by Landlord under the Lease;

                  (e) except as set forth in the Lease, be liable to Tenant for construction, restoration or repair, or delays in construction, restoration or repair, of the Improvements or the portion thereof leased to Tenant; or

                  (f) be bound by any purchase option or right of first refusal granted to Tenant under the Lease.

         5. Further Documents. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto. Tenant agrees, however, to execute and deliver to Lender or to any person to whom Tenant herein agrees to attorn such other instruments as either shall reasonably request in order to confirm said provisions.

         6. Notice and Cure. Tenant agrees that if there occurs a default by Landlord under the Lease:

                  (a) A copy of each notice given to Landlord pursuant to the Lease shall also be given to Lender, and no such notice shall be effective for any purpose under the Lease unless so given to Lender; and

                  (b) If Landlord shall fail to cure any default within the time prescribed by the Lease (or within a reasonable time if no such time period is provided), Tenant shall give further notice of such default to Lender. Lender shall have an additional thirty (30) days after the expiration of Landlord's cure period (or after the giving of such notice to Lender if no Landlord cure is provided) within which to cure such default (if curable by Lender) or, if such default cannot reasonably be cured within that time, then such additional time as may be necessary if, within the initial thirty (30) day cure period, Lender shall have commenced and shall be diligently pursuing the remedies necessary to cure such default including, without limitation, commencement of foreclosure proceedings or otherwise acquiring title to the Improvements, if necessary to effect such cure. If any default by Landlord is not susceptible of cure by Lender, then the Lease shall remain in full force and effect and Tenant shall have no right to terminate the same so long as Lender performs all of the Landlord's other obligations under the Lease. The foregoing rights to cure a Landlord default shall be exercisable in the sole discretion of Lender, and, Lender shall have no obligation to cure any default by Landlord.

         7. Notices. All notices, demands and requests given or required to be given hereunder shall be in writing and shall be deemed to have been properly given when personally served or if sent by U.S. registered or certified mail, postage prepaid, addressed as follows when received (or upon refusal of delivery):

                Lender:              c/o Pacific Life Insurance Company
                                     700 Newport Center Drive
                                     Newport Beach, California 92660
                                     Attn: Vice President Portfolio Management
                                           Real Estate Investments

                Tenant:              ___________________________________________
                                     ___________________________________________
                                     ___________________________________________
                                     Attention: ________________________________

                Landlord:            ___________________________________________
                                     ___________________________________________
                                     ___________________________________________

                             Attention: __________________________

         Any party may change its address for notices hereunder upon ten (10) days prior written notice to the other parties hereunder in the manner provided above.

         8. Limitation of Personal Liability. Notwithstanding anything to the contrary herein or in the Lease, if Lender or any Purchaser acquires title to the Property, Lender or Purchaser shall have no obligation, nor incur any liability, beyond the interest, if any, of Lender or Purchaser in the Property and upon any subsequent sale or transfer of the Property by Lender or any Purchaser, Lender and such Purchaser shall be released of and from any and all further duties, liabilities or obligations to Tenant, its successors or assigns arising or accruing under the Lease from and after the date of such sale or transfer. As regards Lender or Purchaser, Tenant shall look solely to the estate or interest owned by Lender or Purchaser in the Property for the payment and discharge of any obligations imposed upon Lender or Purchaser hereunder or under the Lease, and Tenant will not collect or attempt to collect any such judgment out of any other assets of Lender or Purchaser. By executing this Agreement, Landlord specifically acknowledges and agrees that nothing contained in this
Section 8 shall impair, limit, affect, lessen, abrogate or otherwise modify the obligations of Landlord to Tenant under the Lease.

         9. Payment of Rent. Tenant hereby acknowledges that the Lease and the rents and all other sums due thereunder have been assigned to Lender as security for the Loan evidenced by the Note and secured by the Security Instrument. If Lender notifies Tenant of the occurrence of a default under the Note, Security Instrument or any other document, instrument or agreement evidencing or securing the indebtedness and/or demands that Tenant pay rents and all other sums due or to be become due under the Lease directly to Lender, Tenant shall pay rent and all other sums due under the Lease directly to Lender or as otherwise directed in writing by Lender without the need on the part of Lender to document or otherwise establish any default. Landlord hereby irrevocably authorizes and directs Tenant to make the foregoing payments to Lender upon such notice and demand without the need to inquire of Landlord as to the validity of such notice or any contrary notice or direction from Landlord and Landlord acknowledges that Tenant's payment of such amounts as so directed by Lender shall fully satisfy Tenant's obligation to make such payments under the Lease.

         10. Binding Effect. The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, executors, administrators, successors and assigns.

         11. Modification. This Agreement may not be modified orally or in a manner other than by an agreement signed by the parties hereto or their respective successors in interest.

         12. Choice of Law. This Agreement shall be governed by the internal law (and not the law of conflicts) of the State in which the Property is located.

         13. Counterparts. This Agreement may be executed in two or more counterparts which, when taken together, shall constitute one and the same original.

                   [Signatures commence on the following page]

         WITNESS the due execution of this instrument by the parties hereto the day and year first above written.

LENDER:

By: Pacific Life Insurance Company,
    a California corporation

By: _______________________________
    Name:
    Title:

By: _______________________________
    Name:
    Title:

                  [Signatures continue on the following page]

TENANT:

_________________ , a____________

        By:    ____________________________
        Name:  ____________________________
        Title: ____________________________

                  [Signatures continue on the following page]

LANDLORD:

_______________________       , a    ____________

By: _____________________

    By: ____________________________
        Name: ____________________________
        Title: ____________________________

[INSERT STATE SPECIFIC ACKNOWLEDGEMENTS]

                                    EXHIBIT J

                                 Parking Spaces

                                     [MAP]

                                  ADDENDUM ONE

                          TWO RENEWAL OPTIONS AT MARKET

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                                 BY AND BETWEEN

                             KOLL BREN FUND VI, L.P.

                                       and

                         TANDY BRANDS ACCESSORIES, INC.

         (a) Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term, (i) N/A,
(ii) N/A, and (iii) no material event of default exists beyond the expiration of applicable notice and cure periods; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the "First Extension Term") commencing on the day following the expiration of the Initial Term (hereinafter referred to as the "Commencement Date of the First Extension Term"). Tenant shall give Landlord written notice (hereinafter called the "First Extension Notice") of its election to extend the term of the Lease Term at least six (6) months, but not more than nine (9) months, prior to the scheduled expiration date of the Initial Term.

         (b) Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, (i) N/A, (ii) N/A, (iii) no material event of default exists beyond the expiration of applicable notice and cure periods; and (iv) Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of five (5) years (such additional term is hereinafter called the "Second Extension Term") commencing on the day following the expiration of he First Extension Term (hereinafter referred to as the "Commencement Date of the Second Extension Term"). Tenant shall give Landlord written notice (hereinafter called the "Second Extension Notice") of its election to extend the term of the Lease Term at least six(6) months, but not more than nine (9) months, prior to the scheduled expiration date of the First Extension Term.

         (c) The Basic Annual Rent payable by Tenant to Landlord for the first year of the First Extension Term ("First Extension Initial Basic Annual Rent") and for subsequent years during the First Extension Term ("First Extension Subsequent Years Basic Annual Rent") (such rent to increase over the term of the First Extension Term as provided below shall be the then Fair Market Rent as defined in Paragraphs (e) and (f) below. Within fifteen (15) days following Tenant's delivery of the First Extension Notice to Landlord, Landlord shall deliver to Tenant in writing Landlord's opinion as to the Fair Market Rent, the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent for the Premises for the First Extension Term (" Landlord's First Extension Offer") and Tenant shall have fifteen (15) days following receipt of Landlord's First Extension Offer to either accept or reject such offer ("First Extension Fifteen Day Period"). If Tenant accepts Landlord's First Extension Offer, then Tenant shall notify Landlord in writing of such and the parties shall promptly execute an amendment to Lease evidencing the Fair Market Rent, the First Extension Initial Basic Annual Rent, and the First Extension Subsequent Years Basic Annual Rent for the First Extension Term and any other material terms relating to such First Extension Term. If Tenant rejects the Landlord's First Extension Offer and Tenant is not able to obtain Landlord's consent on an alternative determination of Fair Market Rent, the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent for the Premises for the First Extension Term within the First Extension Fifteen Day Period, then the parties shall promptly commence the selection of a Representative as set forth in Paragraph (f) below.

         (d) The Basic Annual Rent payable by Tenant to Landlord for the first year of the Second Extension Term (" Second Extension Initial Basic Annual Rent") and for subsequent years during the Second Extension Term ("Second Extension Subsequent Years Basic Annual Rent") (such rent to increase over the term of the Second

Extension Term as provided below) shall be the then Fair Market Rent as defined in Paragraphs (e) and (f) below. Within fifteen (15) days following Tenant's delivery of the Second Extension Notice to Landlord, Landlord shall deliver to Tenant in writing Landlord's opinion as to the Fair Market Rent, the Second Extension Initial Basic Annual Rent and the Second Extension Subsequent Years Basic Annual Rent for the Premises for the Second Extension Term ("Landlord's Second Extension Offer") and Tenant shall have fifteen (15) days following receipt of Landlord's Second Extension Offer to either accept or reject such offer ("Second Extension Fifteen Day Period"). If Tenant accepts Landlord's Second Extension Offer, then Tenant shall notify Landlord in writing of such and the parties shall promptly execute an amendment to Lease evidencing the Fair Market Rent, the Second Extension Initial Basic Annual Rent, and the Second Extension Subsequent Years Basic Annual Rent for the Second Extension Term and any other material terms relating to such Second Extension Term. If Tenant rejects the Landlord's Second Extension Offer and Tenant is not able to obtain Landlord's consent on an alternative determination of Fair Market Rent, the Second Extension Initial Basic Annual Rent and the Second Extension Subsequent Years Basic Annual Rent for the Premises for the Second Extension Term within the Second Extension Fifteen Day Period, then the parties shall promptly commence the selection of a Representative as set forth in Paragraph (f) below.

         (e) The term "Fair Market Rent" shall mean, as applicable, (i) the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, expressed as an annual rent per square foot of Rentable Area, which Landlord would have received from leasing the Premises for the First Extension Term to any person or entity unaffiliated with Tenant, and taking into account the prevailing market rate for comparable space in the Building and comparable buildings in the vicinity of the Building (as evidenced by recent lease transactions in the past six (6) months), taking into account the size of the Lease, the length of the renewal term, annual market base rent escalations, annual operating expense escalations tenant improvement allowances, free rental periods and the credit of Tenant, or (ii) the Second Extension Initial Basic Annual Rent and the Second Extension Subsequent Years Basic Annual Rent, expressed as an annual rent per square foot of Rentable Area, which Landlord would have received from leasing the Premises for the Second Extension Term to any person or entity unaffiliated with Tenant, and taking into account the prevailing market rate for comparable space in the Building and comparable buildings in the vicinity of the Building (as evidenced by recent lease transactions in the past six (6) months), taking into account the size of the Lease, the length of the renewal term, annual market base rent escalations, annual operating expense escalations, tenant improvement allowances, free rental periods and the credit of Tenant. The Fair Market Rent, the First Extension Initial Basic Annual Rent, the First Extension Subsequent Years Basic Annual Rent, Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). The determination of Fair Market Rent as described below shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for Operating Costs and other reimbursable items during the First Extension Term or Second Extension Term. In any event, the Base Year for Operating Costs when determining Fair Market Rent, the First Extension Initial Basic Annual Rent, the First Extension Subsequent Years Basic Annual Rent, Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent shall be the calendar year of the Commencement Date of the First Extension Term or Commencement Date of the Second Extension Term, as applicable.

         (f) If, Landlord and Tenant do not (i) teach an agreement during the First Extension Fifteen Day Period on the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent for the Premises during the First Extension Term, or (ii) reach an agreement during the Second Extension Fifteen Day Period on the Second Extension Initial Basic Annual Rent and the Second Extension Subsequent Years Basic Annual Rent for the Premises during the Second Extension Term, then Landlord and Tenant shall each, within fifteen (15) days following the First Extension Fifteen Day Period or Second Extension Fifteen Day Period, as applicable, appoint an independent third party representative who shall (i) be an MAI real estate appraiser licensed in the State of Texas, and (ii)have at least ten (10) years experience in the appraisal of commercial office space (including at least two (2) years experience in the Dallas, Texas metropolitan area), with each such independent third party representative being herein referred to as a 'Representative." In the event either party fails to appoint a Representative within the ten (10) day period provided above, then the one appointed Representative shall determine the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, for the Premises during the First Extension Term or Second Extension Term, as applicable. The appointed Representatives shall, within thirty (30) days after their appointment, each advise Landlord and Tenant in writing as to their determination of the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, for the Premises during the First Extension Term or Second Extension Term, as applicable. In the event the lower of the two (2) determinations of the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, established by the Representatives is equal to or less than five percent (5%) lower than the determination of the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, established by the other Representative, the two (2) determinations of the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, shall be averaged, and the average of such two (2) determinations shall constitute the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, for the Premises during the First Extension Term or Second Extension Term, as applicable. In the event the lower of the two (2) determinations of the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, established by the Representatives is more than five percent (5%) lower than the determination of the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, established by the other Representative, the appointed Representatives shall, within fifteen
(15) days, mutually select an independent third party real estate appraiser who
(i) has at least ten (10) years of experience in commercial real estate appraisal and valuation in the Dallas, Texas metropolitan area, and (ii) is a member of the Appraisal Institute and is in good standing in the State of Texas as a licensed real estate appraiser (with such third party appraiser being hereinafter referred to as the "Appraiser"). If the Representatives are unable to agree, in writing and within said fifteen (15) day period, on an Appraiser, the Appraiser shall be selected by the North Texas Chapter of the Appraisal Institute, or if such organization no longer exists, its successor organization. Within thirty (30) days after the selection of the Appraiser, the Appraiser shall make a determination as to the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, (which determination shall neither be lower than the lowest of the two (2) determinations of the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, established by the Representatives, nor higher than the highest of the two (2) determinations of the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, established by the Representatives), and such determination of the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, shall constitute the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, for the Premises during the First Extension Term or Second Extension Term, as applicable. Landlord and Tenant shall each pay all costs and expenses associated with the Representative each selected and one-half (1/2) of any costs and expenses associated with the Appraiser.

         (g) Notwithstanding anything herein to the contrary, the rent determination procedure in this Addendum must be completed at least three (3) months prior to the commencement of the First Extension Term or Second Extension Term, as applicable.

         (h) Except for the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, as determined above, Tenant's occupancy of the Premises during the First Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Initial Term. Except for the Second Extension Initial Basic Annual Rent and the Second Extension Subsequent Years Basic Annual Rent, as determined above, Tenant's occupancy of the Premises during the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the First Extension Term.

         (i) If Tenant does not give the First Extension Notice within the period set forth in Paragraph (a) above, Tenant's right to extend the Lease Term for the First Extension Term and Second Extension Term shall automatically terminate. Time is of the essence as to the giving of the First Extension Notice. If Tenant does not give the Second Extension Notice within the period set forth in Paragraph (b) above, Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Second Extension Notice.

         (j) If the Lease is extended for either the First Extension Term or Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the First Extension Initial Basic Annual Rent and the First Extension Subsequent Years Basic Annual Rent, or the Second Extension Initial Basic Annual Rent and Second Extension Subsequent Years Basic Annual Rent, as applicable, as determined above (the "Amendment").

         (k) If Tenant exercises its right to extend the term of the Lease for either the First Extension Term or Second Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the First Extension Term and Second Extension Term, as applicable.

                                  ADDENDUM TWO

                                EXPANSION OPTION

                       ATTACHED TO OFFICE LEASE AGREEMENT
                                 BY AND BETWEEN

                             KOLL BREN FUND VI, L.P.

                                       AND

                         TANDY BRANDS ACCESSORIES, INC.

         (a) "Expansion Space" shall mean Suites 115 and 120 containing 2,033 square feet of Rentable Area on the first (1st) floor of the Building as shown on Schedule Two hereto.

         (b) Provided that as of the date of the giving of the Expansion Notice (defined below), (i) N/A, and (ii) no material event of default has occurred and is continuing, beyond applicable notice and cure periods, subject to the further terms and provisions of this Addendum Two, Tenant shall have the right during the first twelve (12) months of the Initial Term to lease all (but not a part) of the Expansion Space upon the delivery of an Expansion Notice to Landlord as set forth below. If Tenant is interested in leasing all or any portion of the Expansion Space, then Tenant shall so notify Landlord in writing ("Expansion Notice") that Tenant desires to lease all or a portion of the Expansion Space upon substantially the same terms and conditions of this Lease, except that the description and plans of the Tenant Improvements to be constructed by Landlord for the Expansion Space shall be reasonably agreed to by Landlord and Tenant. Receipt of an Expansion Notice by Landlord from Tenant shall be final and conclusive and deemed acceptance by Landlord of the expansion offer by Tenant contained in the Expansion Notice and Tenant shall not have the right to withdraw at a later date such Expansion Notice. The Basic Annual Rent schedule, as specified in Item 5 of the Basic Lease Provisions, shall be the same for the Expansion Space, and Tenant shall receive a tenant improvement allowance of $ 10.00 per square foot of Rentable Area for the Expansion Space.

         (c) Upon receipt of Tenant's Expansion Notice, then the parties hereto agree to enter into a lease amendment for the Expansion Space in accordance with the terms of this Addendum Two.

         (d) Notwithstanding anything in this Addendum Two to the contrary, the expansion right granted in this Addendum must be exercised by Tenant prior to the first year anniversary of the Commencement Date, and effective as of the first year anniversary of the Commencement Date, this Addendum shall terminate and become null and void.

                                  SCHEDULE TWO
                         DESCRIPTION OF EXPANSION SPACE

Suites 115 & 120
Approximately 2,033 rsf
"Expansion Space"

                                  [FLOOR PLAN]

ENTERPRISE CENTRE                       FLOOR: 1st           [ENTOS DESIGN LOGO]
690 E. Lamar    Arlington, TX           DATE:  12/17/03

                                 ADDENDUM THREE

                              GENERATOR PROVISIONS

                       ATTACHED TO OFFICE LEASE AGREEMENT
                                 BY AND BETWEEN

                             KOLL BREN FUND VI, L.P.

                                       AND

                         TANDY BRANDS ACCESSORIES, INC.

         This Addendum Three is attached to the Office Lease between KOLL BREN FUND VI, L.P., a Delaware limited partnership, as Landlord, and TANDY BRANDS ACCESSORIES, INC., a Delaware corporation, as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

         (a) Notwithstanding anything to the contrary contained in the Lease, and subject to the conditions listed below, Landlord hereby grants Tenant the right to install and maintain, at Tenant's sole cost and expense, a Kohler 40kw 120/208 volt 3 phase emergency generator ("Generator") to provide an emergency power supply to the Premises on a 24 hour, 7-day per week basis. The Generator has heretofore been installed in the location shown on Schedule Three attached hereto and currently complies with the provisions of this Addendum Three. The placement and installation of the Generator shall be and remain subject to the following terms and conditions:

                  (i) The Generator shall meet all plans, specifications and conditions reasonably required by Landlord and shall be installed in accordance with the criteria required by Landlord in its reasonable discretion and in accordance with Schedule Four hereto ("Generator Plans").

                  (ii) Tenant shall not make any additions or modifications to the Generator or the Generator Plans without the prior written approval of Landlord, which will not be unreasonably withheld.

                  (iii) The Generator shall be installed by Landlord, in accordance with the Generator Plans, using a contractor approved by Landlord, in Landlord's sole discretion.

                  (iv) Tenant, at its sole cost and expense, shall maintain, repair, replace and operate the Generator in good working condition and in a first class manner.

                  (v) Tenant must obtain (and provide Landlord with copies of) all necessary approvals, permits and licenses from all governmental authorities having jurisdiction over the Generator prior to the installation of the Generator. Tenant shall use, operate, maintain and repair the Generator throughout the Term of the Lease in accordance with all applicable local, state and federal laws, rules and regulations (including any environmental laws, rules or regulations).

                  (vi) Tenant's maintenance of the Generator shall be performed, to the extent practical, during the Building's non-business hours and in a manner so as not to create a disturbance to other tenants located in the Building.

         (b) The Generator shall be operated in a manner so as not to cause any noise, odor or vibration or any other disturbance which may unreasonably interfere with the operations of other tenants in the Building. Tenant shall, at Tenant's sole cost and expense, screen the Generator from view in a manner reasonably acceptable to Landlord in its sole discretion. In the event that the Generator causes soil, oil, fumes or other debris to accumulate on the Building's brick or glass, Tenant shall promptly clean such debris at its sole cost and expense upon receipt of notice from Landlord, or, at Landlord's option, Landlord may clean the debris and Tenant shall promptly reimburse Landlord for the reasonable costs of such cleaning upon receipt of notice from Landlord.

         (c) Landlord may install, at Landlord's sole cost and expense, in compliance with the Generator Plans, a submeter or lapse time meter or similar device to measure the electrical consumption of the Generator. Tenant shall pay to Landlord the actual cost of such electrical service provided in connection with the Generator. Tenant agrees that the Generator shall be maintained, repaired, replaced and removed in such a manner so as not to unreasonably interfere with the operation of any of the building systems located in the Building.

         (d)      N/A

         (e) Notwithstanding anything to the contrary in the Lease, Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys' fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Tenant's use, occupancy or enjoyment of the Generator, (2) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees with respect to the Generator, or (3) any damage to Tenant's property, or the property of Tenant's agents, employees, contractors, business invitees or licensees relating to the installation, use, operation, repair, maintenance or replacement of the Generator (collectively, "Liabilities"); EVEN IF SUCH LIABILITIES ARE CAUSED IN PART BY THE NEGLIGENCE (BUT EXCLUDING SOLE NEGLIGENCE) OF LANDLORD, BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD.

         (f) Upon, Landlord's written request, Tenant shall disconnect and remove the Generator at the termination or expiration of this Lease and restore the Premises, the Building and all other areas (including greenery and landscaping) in or about the Building where any portion of the Generator is installed to its original condition as of the date the Generator was originally installed prior to the Date of this Lease, reasonable wear and tear excepted and to repair any damage covered by such disconnection and/or removal.

         (g) The terms and provisions of this Addendum Four shall survive the termination or earlier expiration of this Lease.

                                 SCHEDULE THREE
                        DESCRIPTION OF GENERATOR LOCATION

                            [GENERATOR LOCATION MAP]

                                  SCHEDULE FOUR
                         DESCRIPTION OF GENERATOR PLANS

ELECTRICAL CONTRACTOR [ELECTRIC COMPANY LOGO] 7188 Envoy Court-Dallas Texas 75247-[214] 905-3851-Fax [214] 631 0886

                                    EXHIBIT 1

                                    PROPOSAL

                               DATE:      November 13, 2001
                               TO:        Danny Horan - Transwestern
                               FROM:      Terry Murdock
                               REF:       Enterprise Center - Tandy Generator

                           ESTIMATED COST: $33,016.25

                    REFERENCE PRICE TO INCLUDE THE FOLLOWING:

Furnish and install 1 - Kohler 40 kw 120/208 volt 3 phase emergency generator

Furnish and install 1 - concrete pad for generator

Furnish and install new 30-circuit sub-panel in computer room

Transfer circuits from existing panel to new panel

Relocate existing circuit for A/C to new generator panel

Relocate circuit in electrical room for hub to new generator panel

Relocate 2 - circuits for phone equipment on 2nd floor to new generator panel            $ 30,500.00
                                                                              Tax           2,516.25
                                                                                         -----------
                                                                                         $ 33,016.25

                                  ADDENDUM FOUR

                     ADDITIONAL TENANT IMPROVEMENT ALLOWANCE

                       ATTACHED TO OFFICE LEASE AGREEMENT
                                 BY AND BETWEEN

                             KOLL BREN FUND VI, L.P.

                                       AND

                          TANDY BRANDS ACCESSORIES, INC

         Provided that the costs to construct the Tenant Improvements exceed Landlord's Construction Allowance, then, upon the written request of Tenant prior to the Commencement Date, Landlord agrees to provide Tenant, at Tenant's option, with an additional allowance (the "Additional TI Allowance") of up to One Hundred Fifty Thousand Dollars ($150,000) to be used by Tenant solely towards paying for that portion of the cost of constructing the Tenant Improvements in excess of Landlord's Construction Allowance and Tenant may only use the Additional TI Allowance for the payment of the cost of the Work which is payable out of the Landlord's Construction Allowance. In the event Tenant desires to utilize any portion of the Additional TI Allowance, then Tenant shall make a one-time request on or before the Commencement Date, indicating in such request the amount of such Additional TI Allowance Tenant desires that Landlord disburse. Landlord and Tenant hereby agree that in the event Tenant notifies Landlord in writing that Tenant desires any portion of the Additional TI Allowance, such portion requested by Tenant shall be amortized (at a rate of interest equal to ten percent (10%) per annum) over the sixty-seven (67) month Initial Term of the Lease, and the monthly installments of Basic Annual Rent payable by Tenant hereunder shall be increased by the monthly amount necessary to so amortize such Additional TI Allowance so disbursed by Landlord. Tenant agrees to execute promptly an amendment to the Lease reflecting the increase in the Basic Annual Rent as described above. Any obligation of Landlord to provide any portion of the Additional TI Allowance shall be subject to the terms of the Work Letter attached as Exhibit B to this Lease.